Exhibit 99.2

Quarterly Financial Supplement

For the nine months ended September 30, 2013

ddr

Think**Retail.** Create**Value.**

Investor Relations Department • 3300 Enterprise Parkway Beachwood, Ohio 44122 • p. 216.755.5500 f. 216.755.1500 • www.ddr.com

DDR

Quarterly Financial Supplement

For the nine months ended September 30, 2013

Table of Contents

Section	Page
Earnings Release & Financial Statements
Press Release	1-12

Financial Summary
FFO Reconciliation	13
Additional Financial Disclosures	14
Debt / EBITDA Calculation	15
Significant Accounting Policies	16-17
Other Real Estate Information	18

Joint Venture Financial Summary
Joint Venture Investment Summary	19
Joint Venture Combining Financial Statements	20-21

Investment Summary
Acquisitions	22
Dispositions	23
Developments and Redevelopments	24-26

Portfolio Summary
Portfolio Characteristics	27
Leasing Summary	28-30
Net Effective Rents	31
Largest Tenants	32

Debt Summary
Market Capitalization, Ratings and Financial Ratios	33
Summary of Consolidated Debt	34
Summary of Joint Venture Debt	35
Consolidated Debt Detail	36-38
Joint Venture Debt Detail	39-40

Analyst Coverage
Contact Information	41

Property list available online at http://www.ddr.com

DDR considers portions of this information to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, with respect to the Company’s expectations for future periods. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact may be deemed to be forward-looking statements. There are a number of important factors that could cause the results of the Company to differ materially from those indicated by such forward-looking statements, including among other factors, local conditions such as oversupply of space or a reduction in demand for real estate in the area, competition from other available space, dependence on rental income from real property; the loss of, significant downsizing of or bankruptcy of a major tenant; constructing properties or expansions that produce a desired yield on investment; ability to sell assets on commercially reasonable terms; ability to secure equity or debt financing on commercially acceptable terms or at all; or ability to enter into definitive agreements with regard to our financing and joint venture arrangements or our failure to satisfy conditions to the completion of these arrangements; and the finalization of the financial statements for the three and nine months ended September 30, 2013. For additional factors that could cause the results of the Company to differ materially from these indicated in the forward-looking statements, please refer to the Company’s Form 10-K as of December 31, 2012, as amended. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

For Immediate Release:

Media Contact:	Investor Contact:
Matt Schuler	Samir Khanal
Director of Communications	Senior Director of Investor Relations
216.755.5500	216.755.5500
mschuler@ddr.com	skhanal@ddr.com

DDR REPORTS OPERATING FFO PER DILUTED SHARE OF $0.28

FOR THE QUARTER ENDED SEPTEMBER 30, 2013

BEACHWOOD, OHIO, November 4, 2013 – DDR Corp. (NYSE: DDR) today announced operating results for the third quarter ended September 30, 2013.

SIGNIFICANT THIRD QUARTER ACTIVITY

•	Generated Operating FFO of $0.28 per diluted share, an increase of 3.7% compared to third quarter of 2012

•	Revised guidance upward to $1.10 to $1.12 of Operating FFO per diluted share based on strong year-to-date operating results

•	Executed 443 new leases and renewals for 3.0 million square feet

•	Increased the portfolio leased rate by 20 basis points to 94.8% at September 30, 2013 from 94.6% at June 30, 2013 and by 80 basis points from 94.0% at September 30, 2012

•	Generated positive leasing spreads, with new leases up 12.3% at 100% ownership and 14.5% on a pro rata basis, and renewals up 7.4% at 100% ownership and 7.0% on a pro rata basis; blended spreads were up 8.4% at 100% ownership and 8.6% on a pro rata basis

•	Generated same store net operating income growth of 3.3% at 100% ownership and 3.1% on a pro rata basis as compared to the prior year

•	Acquired $259 million of wholly-owned prime shopping centers

•	Closed on a new unconsolidated joint venture with Blackstone that acquired a portfolio of seven prime power centers with a total value of $332 million

•	Completed the disposition of $138 million of non-prime assets; DDR’s pro rata gross proceeds were $104 million

“We are very pleased with the consistent execution of our strategic initiatives and the solid operating results produced during the third quarter. We are optimistic regarding future performance and look forward to continued momentum,” commented DDR’s chief executive officer, Daniel B. Hurwitz.

FINANCIAL HIGHLIGHTS

The Company’s third quarter Operating Funds From Operations attributable to common shareholders (“Operating FFO”) increased to $90.0 million, or $0.28 per diluted share, which compares to $82.9 million, or $0.27 per diluted share, for the prior-year comparable period. The increase in Operating FFO for the three-month period ended September 30, 2013, as compared to the same period in 2012, primarily is due to organic growth as well as shopping center acquisitions, partially offset by asset dispositions.

Funds From Operations attributable to common shareholders (“FFO”) for the three-month period ended September 30, 2013 decreased to $89.9 million, or $0.28 per diluted share, which compares to $112.7 million, or $0.37 per diluted share, for the prior-year comparable period. The decrease in FFO for the three-month period ended September 30, 2013, as compared to the same period in 2012, primarily is due to the gain on change in control of interests recorded in 2012 partially offset by organic growth and net shopping center acquisition activity.

Operating FFO for the nine-month period ended September 30, 2013 increased to $262.2 million, or $0.82 per diluted share, which compares to $221.3 million, or $0.76 per diluted share, for the prior-year comparable period. The increase in Operating FFO for the nine-month period ended September 30, 2013, as compared to the same period in 2012, primarily is due to the same factors impacting Operating FFO for the three-month period.

FFO for the nine-month period ended September 30, 2013 increased to $252.4 million, or $0.79 per diluted share, which compares to $250.5 million, or $0.86 per diluted share, for the prior-year comparable period. The increase in FFO for the nine-month period ended September 30, 2013, as compared to the same period in 2012, primarily is due to the same factors impacting FFO for the three-month period, as well as a reduction in impairment charges of non-depreciable assets and the loss on debt retirement related to the Company’s repurchase of unsecured senior notes in 2012.

Net loss attributable to common shareholders for the three-month period ended September 30, 2013 was $7.0 million, or $0.02 per diluted share, which compares to net income of $13.3 million, or $0.04 per diluted share, for the prior-year comparable period. Net loss attributable to common shareholders for the nine-month period ended September 30, 2013 was $43.7 million, or $0.14 per diluted share, which compares to net loss of $53.2 million, or $0.19 per diluted share, for the prior-year comparable period. The change in net loss attributable to common shareholders for both the three- and nine-month periods ended September 30, 2013, as compared to the same periods in 2012, primarily is due to the same factors impacting FFO for such period.

LEASING & PORTFOLIO OPERATIONS

The following results for the three-month period ended September 30, 2013, highlight continued strong leasing activity throughout the portfolio:

•	Executed 210 new leases aggregating approximately 0.9 million square feet and 233 renewals aggregating approximately 2.1 million square feet

•	Generated positive leasing spreads for the third quarter, with new leases up 12.3% at 100% ownership and 14.5% on a pro rata basis, and renewals up 7.4% at 100% ownership and 7.0% on a pro rata basis; blended spreads were up 8.4% at 100% ownership and 8.6% on a pro rata basis

•	The portfolio leased rate increased to 94.8% at September 30, 2013, as compared to 94.6% at June 30, 2013 and 94.0% at September 30, 2012

•	Same store net operating income (“NOI”) increased by 3.3% at 100% ownership for the three-month period ended September 30, 2013 as compared to the prior-year comparable period and 3.1% on a pro rata basis

•	Total portfolio average annualized base rent per occupied square foot as of September 30, 2013 was $14.00, as compared to $13.79 at September 30, 2012

ACQUISITIONS & FINANCINGS

In July 2013, the Company acquired two regional power centers in Orlando, Florida and Atlanta, Georgia, with a combined gross leasable area of 1.4 million square feet for a gross purchase price of $258.5 million. The Company assumed two mortgages aggregating $139.4 million.

In August 2013, a joint venture between consolidated affiliates of the Company and Blackstone acquired a portfolio of seven prime shopping centers totaling approximately 2.4 million square feet for $332 million. An affiliate of Blackstone owns 95% of the common equity of the joint venture, and the remaining 5% interest is owned by the Company. The joint venture assumed $207 million of mortgage debt and entered into $28 million of additional mortgage debt. In addition, the Company’s investment includes $30 million in preferred equity with a fixed distribution rate of 9%. The Company provides leasing and management services and has the right of first offer to acquire four of the assets under specified conditions.

In October 2013, the Company acquired sole ownership of a portfolio of 30 prime power centers that were previously owned by an existing joint venture with Blackstone Real Estate Partners VII L.P. (“Blackstone”). The investment was funded through a combination of proceeds from the issuance of new common equity, unsecured debt, preferred equity and mezzanine loan repayments, and the assumption of existing mortgage debt.

DISPOSITIONS

In the third quarter of 2013, the Company sold 11 consolidated operating shopping centers, aggregating approximately 1.1 million square feet, and non-income producing assets generating gross proceeds of approximately $66.8 million. The Company recorded an aggregate net gain of approximately $10.6 million related to asset sales in the third quarter of 2013. During the same period, the Company’s unconsolidated joint ventures sold five operating shopping centers aggregating approximately 1.1 million square feet, and non-income producing assets generating gross proceeds of approximately $71.1 million, of which the Company’s pro rata share was $37.0 million.

2013 GUIDANCE

As a result of strong year-to-date operating metrics, the Company is revising 2013 guidance for Operating FFO to a range between $1.10 and $1.12 per diluted share from $1.08 to $1.11 per diluted share.

NON-GAAP DISCLOSURES

FFO is a supplemental non-GAAP financial measurement used as a standard in the real estate industry and a widely accepted measure of real estate investment trust (“REIT”) performance. Management believes that FFO and Operating FFO provide additional indicators of the financial performance of a REIT. The Company also believes that FFO and Operating FFO more appropriately measure the core operations of the Company and provide benchmarks to its peer group. Neither FFO nor Operating FFO represents cash generated from operating activities in accordance with generally accepted accounting principles (“GAAP”), is necessarily indicative of cash available to fund cash needs and should be considered as an alternative to net income computed in accordance with GAAP as an indicator of the Company’s operating performance or as an alternative to cash flow as a measure of liquidity.

FFO is defined and calculated by the Company as net income, adjusted to exclude: (i) preferred share dividends, (ii) gains and losses from disposition of depreciable real estate property, which are presented net of taxes, (iii) impairment charges on depreciable real estate property and related investments, (iv) extraordinary items and (v) certain non-cash items. These non-cash items principally include real property depreciation and amortization of intangibles, equity income from joint ventures and equity income from non-controlling interests and adding the Company’s proportionate share of FFO from its unconsolidated joint ventures and non-controlling interests, determined on a consistent basis. The Company calculates Operating FFO by excluding the non-operating charges and gains described above. The Company computes FFO in accordance with the NAREIT definition. Other real estate companies may calculate FFO and Operating FFO in a different manner. Operating FFO is useful to investors as the Company removes these charges and gains to analyze the results of its operations and assess performance of the core operating real estate portfolio. A reconciliation of net income (loss) to FFO and Operating FFO is presented in the financial highlights section of the Company’s quarterly supplement.

SAFE HARBOR

DDR considers portions of the information in this press release to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, with respect to the Company’s expectation for future periods. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact may be deemed to be forward-looking statements. There are a number of important factors that could cause our results to differ materially from those indicated by such forward-looking statements, including, among other factors, local conditions such as oversupply of space or a reduction in demand for real estate in the area; competition from other available space; dependence on rental income from real property; the loss of, significant downsizing of or bankruptcy of a major tenant; constructing properties or expansions that produce a desired yield on investment; our ability to buy or sell assets on commercially reasonable terms; our ability to complete acquisitions or dispositions of assets under contract; our ability to secure equity or debt financing on commercially acceptable terms or at all; our ability to enter into definitive agreements with regard to our financing and joint venture arrangements or our failure to satisfy conditions to the completion of these arrangements; the success of our capital recycling strategy; and the finalization of the financial statements for the three-month period ended September 30, 2013. For additional factors that could cause the results of the Company to differ materially from those indicated in the forward-looking statements, please refer to the Company’s Form 10-K for the year ended December 31, 2012, as amended. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

ABOUT DDR CORP.

DDR is an owner and manager of 431 value-oriented shopping centers representing 117 million square feet in 39 states, Puerto Rico and Brazil. The Company’s assets are concentrated in high barrier-to-entry markets with stable populations and high growth potential and its portfolio is actively managed to create long-term shareholder value. DDR is a self-administered and self-managed REIT operating as a fully integrated real estate company, and is publicly traded on the New York Stock Exchange under the ticker symbol DDR. Additional information about the company is available at www.ddr.com, as well as on Twitter, LinkedIn, Facebook and Pinterest.

CONFERENCE CALL INFORMATION & SUPPLEMENTAL MATERIALS

A copy of the Company’s Supplemental Financial/Operational package is available to all interested parties upon request to Samir Khanal, at the Company’s corporate office, 3300 Enterprise Parkway, Beachwood, Ohio 44122 or at www.ddr.com.

The Company will hold its quarterly conference call tomorrow, November 5, 2013, at 10:00 a.m. Eastern Time. To participate, please dial 800.798.2864 (domestic), or 617.614.6206 (international) at least ten minutes prior to the scheduled start of the call. When prompted, provide the passcode: 34370884. Access to the live call and replay will also be available through the Company’s website. The replay will be available through November 12, 2013.

DDR Corp.

Financial Highlights

(In Thousands)

	Three-Month Periods Ended September 30,		Nine-Month Periods Ended September 30,
	2013	2012	2013	2012
Revenues:
Minimum rents	$150,654	$134,046	$436,950	$387,299
Percentage and overage rents	885	296	3,261	2,433
Recoveries from tenants	48,443	41,839	140,896	123,953
Ancillary and other property income	7,979	6,832	21,090	19,424
Management, development and other fee income	10,283	10,152	31,195	33,127
Other (A)	1,124	4,112	6,649	4,818

	219,368	197,277	640,041	571,054

Expenses:
Operating and maintenance	34,728	31,287	101,412	93,215
Real estate taxes	28,541	24,668	82,940	73,326
Impairment charges (B)	24,136	2,560	54,134	44,692
General and administrative	19,246	18,547	59,123	56,691
Depreciation and amortization	74,141	59,620	211,200	178,535

	180,792	136,682	508,809	446,459

Other income (expense):
Interest income	6,691	5,661	20,365	9,829
Interest expense (C)	(57,936)	(53,724)	(166,990)	(161,203)
Loss on debt retirement, net	—	—	—	(13,495)
Other income (expense), net (D)	(2,282)	(1,868)	(3,288)	(7,100)

	(53,527)	(49,931)	(149,913)	(171,969)

(Loss) income before earnings from equity method investments and other items	(14,951)	10,664	(18,681)	(47,374)
Equity in net income of joint ventures	3,780	5,486	5,543	16,966
Impairment of joint venture investments (B)	—	(26,111)	—	(26,671)
Gain on change in control of interests	—	40,645	1,066	79,993
Tax expense of taxable REIT subsidiaries and state franchise and income taxes	(406)	(263)	(2,481)	(798)

(Loss) income from continuing operations	(11,577)	30,421	(14,553)	22,116
Income (loss) from discontinued operations (E)	9,443	(3,816)	(2,623)	(53,671)

(Loss) income before gain on disposition of real estate	(2,134)	26,605	(17,176)	(31,555)
Gain on disposition of real estate, net of tax	1,929	261	347	6,161

Net (loss) income	(205)	26,866	(16,829)	(25,394)
Loss attributable to non-controlling interests	(170)	(128)	(556)	(424)

Net (loss) income attributable to DDR	$(375)	$26,738	$(17,385)	$(25,818)
Write-off of preferred share original issuance costs	—	(5,804)	(5,246)	(5,804)
Preferred dividends	(6,608)	(7,681)	(21,113)	(21,616)

Net (loss) income attributable to common shareholders	$(6,983)	$13,253	$(43,744)	$(53,238)

Funds From Operations (“FFO”):
Net (loss) income attributable to common shareholders	$(6,983)	$13,253	$(43,744)	$(53,238)
Depreciation and amortization of real estate investments	72,421	59,102	207,560	179,246
Equity in net income of joint ventures	(3,780)	(5,486)	(5,543)	(16,966)
Impairment of depreciable joint venture investments	—	26,111	—	26,671
Joint ventures’ FFO	12,731	13,843	37,103	40,461
Non-controlling interests (OP Units)	54	48	162	144
Impairment of depreciable real estate assets	24,136	5,698	64,237	77,752
(Gain) loss on disposition of depreciable real estate, net	(8,701)	153	(7,417)	(3,527)

FFO attributable to common shareholders	89,878	112,722	252,358	250,543

Non-operating items, net (F)	147	(29,819)	9,814	(29,222)

Operating FFO	$90,025	$82,903	$262,172	$221,321

Earnings per share – Diluted (G)	$(0.02)	$0.04	$(0.14)	$(0.19)

Funds From Operations – Diluted (G)	$0.28	$0.37	$0.79	$0.86

Operating Funds From Operations – Diluted (G)	$0.28	$0.27	$0.82	$0.76

DDR Corp.

Financial Highlights

(In Thousands)

Selected Balance Sheet Data

	September 30, 2013	December 31, 2012
Assets:
Real estate and rental property:
Land	$1,902,915	$1,900,401
Buildings	5,970,428	5,773,961
Fixtures and tenant improvements	542,226	489,626

	8,415,569	8,163,988
Less: Accumulated depreciation	(1,779,865)	(1,670,717)

	6,635,704	6,493,271
Land held for development and construction in progress	496,368	475,123
Real estate held for sale, net	7,369	—

Real estate, net	7,139,441	6,968,394
Investments in and advances to joint ventures	631,983	613,017
Cash	35,351	31,174
Restricted cash	25,853	23,658
Notes receivable, net	77,857	68,718
Receivables, including straight-line rent, net	119,061	126,228
Other assets, net	315,597	224,648

	$8,345,143	$8,055,837

Liabilities & Equity:
Indebtedness:
Revolving credit facilities	$42,869	$147,905
Unsecured debt	2,453,336	2,147,097
Unsecured term loan	350,000	350,000
Mortgage and other secured debt	1,749,852	1,674,141

	4,596,057	4,319,143
Dividends payable	49,826	44,210
Other liabilities	346,933	326,024

Total liabilities	4,992,816	4,689,377
Preferred shares	405,000	405,000
Common shares	32,422	31,524
Paid-in-capital	4,789,730	4,629,257
Accumulated distributions in excess of net income	(1,867,741)	(1,694,822)
Deferred compensation obligation	16,492	15,556
Accumulated other comprehensive income	(29,866)	(27,925)
Less: Common shares in treasury at cost	(17,484)	(16,452)
Non-controlling interests	23,774	24,322

Total equity	3,352,327	3,366,460

	$8,345,143	$8,055,837

DDR Corp.

Financial Highlights

(A)	Other revenues were comprised of the following (in millions):

	Three-Month Periods Ended September 30,		Nine-Month Periods Ended September 30,
	2013	2012	2013	2012
Lease termination fees	$1.0	$4.0	$6.2	$4.5
Other miscellaneous	0.1	0.1	0.4	0.3

	$1.1	$4.1	$6.6	$4.8

(B)	The Company recorded impairment charges on the following (in millions):

	Three-Month Periods Ended September 30,		Nine-Month Periods Ended September 30,
	2013	2012	2013	2012
Land held for development	$—	$1.6	$—	$8.0
Undeveloped land	—	1.0	2.6	20.1
Assets marketed for sale	24.1	—	51.5	16.6

Total continuing operations	24.1	2.6	54.1	44.7
Sold assets	—	5.7	12.7	61.1

Total discontinued operations	—	5.7	12.7	61.1

Joint venture investments	—	26.1	—	26.7

Total impairment charges	$24.1	$34.4	$66.8	$132.5

(C)	The Company recorded the following in connection with its outstanding convertible debt (in millions):

	Three-Month Periods Ended September 30,		Nine-Month Periods Ended September 30,
	2013	2012	2013	2012
Non-cash interest expense related to amortization of the debt discount	$2.7	$2.6	$8.0	$8.3

(D)	Other income (expenses) were comprised of the following (in millions):

	Three-Month Periods Ended September 30,		Nine-Month Periods Ended September 30,
	2013	2012	2013	2012
Transaction and other (expenses) income	$(1.9)	$0.1	$(2.4)	$(3.0)
Litigation-related expenses	(0.4)	(2.0)	(1.2)	(3.5)
Debt extinguishment gain (costs), net	—	—	0.3	(0.6)

	$(2.3)	$(1.9)	$(3.3)	$(7.1)

DDR Corp.

Financial Highlights

(E)	The operating results related to assets classified as discontinued operations are summarized as follows (in millions):

	Three-Month Periods Ended September 30,		Nine-Month Periods Ended September 30,
	2013	2012	2013	2012
Revenues from operations	$2.2	$7.8	$12.0	$27.1

Operating expenses	0.6	2.5	3.6	9.5
Impairment charges	—	5.7	12.7	61.1
Interest, net	0.4	1.5	2.6	6.0
Depreciation and amortization	0.5	1.7	2.9	7.3

Total expenses	1.5	11.4	21.8	83.9

Income (loss) before gain (loss) on disposition of real estate	0.7	(3.6)	(9.8)	(56.8)
Gain (loss) on disposition of real estate, net	8.7	(0.2)	7.2	3.1

Net income (loss)	$9.4	$(3.8)	$(2.6)	$(53.7)

(F)	The gains and charges excluded from Operating FFO for the three- and nine-month periods ended September 30, 2013 and 2012, respectively, are summarized as follows (in millions):

	Three-Month Periods Ended September 30,		Nine-Month Periods Ended September 30,
	2013	2012	2013	2012
Non-cash impairment charges – non-depreciable consolidated assets	$—	$2.6	$2.6	$28.1
Loss on debt retirement	—	—	—	13.5
Other expense (income), net – transaction costs, litigation costs debt extinguishment (gain) costs and other expenses	2.4	2.9	4.0	8.1
Equity in net (income) loss of joint ventures – currency adjustments, debt extinguishment costs, gain on sale of assets and other expenses	(0.4)	(0.3)	(0.7)	0.8
Non-cash gain on disposition of non-depreciable real estate, net	(1.9)	(0.2)	(0.2)	(5.8)
Non-cash gain on change in control of interests	—	(40.6)	(1.1)	(80.0)
Non-cash loss on debt extinguishment – discontinued operations	—	—	—	0.3
Non-cash write-off of preferred share original issuance costs	—	5.8	5.2	5.8

Total adjustments from FFO to Operating FFO	$0.1	$(29.8)	$9.8	$(29.2)

DDR Corp.

Financial Highlights

(G)	The Company’s per share information is as follows:

	At September 30,
	2013	2012
Common shares outstanding	324.1	309.7
OP Units outstanding (“OP Units”)	0.4	0.4

	Three-Month Periods Ended September 30,		Nine-Month Periods Ended September 30,
	2013	2012	2013	2012
Earnings per common share:
Basic	$(0.02)	$0.04	$(0.14)	$(0.19)

Diluted	$(0.02)	$0.04	$(0.14)	$(0.19)

Basic – average shares outstanding	318.2	302.2	316.1	286.0

Diluted – average shares outstanding	318.2	302.9	316.1	287.7

Dividends Declared:	$0.135	$0.12	$0.405	$0.36

FFO per share:
Basic	$0.28	$0.37	$0.79	$0.87

Diluted	$0.28	$0.37	$0.79	$0.86

Weighted average common shares outstanding	320.2	304.5	318.3	288.2

Assumed conversion of OP Units	0.4	0.4	0.4	0.4

FFO Weighted average common shares and OP Units – Basic	320.6	304.9	318.7	288.6

Assumed conversion of dilutive securities	0.5	0.7	0.5	1.6

FFO Weighted average common shares and OP Units – Diluted	321.1	305.6	319.2	290.2

Operating FFO:
Diluted	$0.28	$0.27	$0.82	$0.76

Operating FFO Weighted average common shares and OP Units – Diluted	321.1	305.6	319.2	290.2

DDR Corp.

Summary Results of Combined Unconsolidated Joint Ventures

(In Thousands)

Combined condensed income statements

	Three-Month Periods Ended September 30,		Nine-Month Periods Ended September 30,
	2013	2012	2013	2012
Revenues:
Minimum rents	$131,599	$133,008	$395,823	$357,415
Percentage and overage rents	394	272	1,474	444
Recoveries from tenants	32,887	32,268	98,396	80,083
Other	16,791	17,639	49,910	60,076

	181,671	183,187	545,603	498,018
Expenses:
Operating and maintenance	43,729	40,935	126,637	121,491
Real estate taxes	21,706	21,256	64,752	52,761

Net operating income	116,236	120,996	354,214	323,766

Impairment charges (A)	21,875	—	66,438	840
Depreciation and amortization of real estate investments	58,080	64,491	179,027	142,361
Interest expense	58,433	58,876	175,840	167,740

(Loss) income before other items	(22,152)	(2,371)	(67,091)	12,825
Income tax expense	(6,446)	(6,591)	(20,299)	(18,781)

Loss from continuing operations	(28,598)	(8,962)	(87,390)	(5,956)
Discontinued operations:
Loss from operations	(2,403)	(42,976)	(7,054)	(57,661)
(Loss) gain on disposition, net	(21,228)	1,183	(27,133)	1,290

Loss before gain on disposition of assets	(52,229)	(50,755)	(121,577)	(62,327)
Gain on disposition of assets, net	151	1,128	794	14,230

Net loss	$(52,078)	$(49,627)	$(120,783)	$(48,097)
Non-controlling interests	(5,800)	(6,155)	(19,715)	(19,689)

Net loss attributable to unconsolidated joint ventures	$(57,878)	$(55,782)	$(140,498)	$(67,786)

Net income (loss) at DDR’s ownership interests	$2,800	$(1,613)	$4,328	$11,739
Basis differences	980	7,099	1,215	5,227

Equity in net income of joint ventures	$3,780	$5,486	$5,543	$16,966

FFO at DDR’s ownership interests (B)	$12,731	$13,843	$37,103	$40,461

Operating FFO at DDR’s ownership interests (B)	$12,331	$13,579	$36,413	$41,238

DDR Corp.

Summary Results of Combined Unconsolidated Joint Ventures

(In Thousands)

Combined condensed balance sheets

	September 30, 2013	December 31, 2012
Land	$1,552,832	$1,569,548
Buildings	4,653,035	4,681,462
Fixtures and tenant improvements	284,451	244,293

	6,490,318	6,495,303
Less: Accumulated depreciation	(873,212)	(833,816)

	5,617,106	5,661,487
Land held for development and construction in progress (C)	283,241	348,822

Real estate, net	5,900,347	6,010,309
Cash and restricted cash	355,283	467,200
Receivables, including straight-line rent, net	104,422	99,098
Other assets, net	410,985	427,014

	$6,771,037	$7,003,621

Mortgage debt (D)	$4,210,034	$4,246,407
Notes and accrued interest payable to DDR	156,743	143,338
Other liabilities	293,711	342,614

	4,660,488	4,732,359
Redeemable preferred equity	198,521	154,556
Accumulated equity	1,912,028	2,116,706

	$6,771,037	$7,003,621

DDR Corp.

Summary Results of Combined Unconsolidated Joint Ventures

(A)	For the three- and nine-month periods ended September 30, 2013, impairment charges were recorded of which the Company’s proportionate share was approximately $2.7 million and $7.5 million, respectively.

(B)	FFO and Operating FFO from unconsolidated joint ventures are summarized as follows (in millions):

	Three-Month Periods Ended September 30,		Nine-Month Periods Ended September 30,
	2013	2012	2013	2012
Net loss attributable to unconsolidated joint ventures	$(57.9)	$(55.8)	$(140.5)	$(67.8)
Depreciation and amortization of real estate investments	58.6	68.3	180.9	157.7
Impairment of depreciable real estate assets	21.9	39.4	66.4	47.6
Loss (gain) on sale of depreciable real estate	21.2	(1.2)	26.7	(14.4)

FFO	$43.8	$50.7	$133.5	$123.1

FFO at DDR ownership interests	$12.7	$13.8	$37.1	$40.5

Operating FFO at DDR’s ownership interests (1)	$12.3	$13.6	$36.4	$41.2

DDR joint venture distributions received, net	$4.3	$3.5	$18.7	$19.9

(1)	Excluded from Operating FFO is the Company’s proportionate share of net activity related to foreign currency adjustments, debt extinguishments gains and losses and other expenses as disclosed on page 8 of this press release in Note F.

(C)	The Company’s proportionate share of land held for development and construction in progress is as follows (in millions):

	September 30, 2013	December 31, 2012
Company’s proportionate share	$78.5	$100.9

(D)	Mortgage debt consists of the following (in millions):

	September 30, 2013	December 31, 2012
Company’s proportionate share	$692.8	$724.9
Non-recourse debt included above for which the Company has written its investment down to zero and is receiving no allocation of income, loss or FFO	22.0	48.2

DDR

Quarterly Financial Supplement

For the nine months ended September 30, 2013

FFO Reconciliation

(In Millions, Except Per Share Information)

	3Q13	3Q12	9M13	9M12
Funds From Operations:
Net (loss) income attributable to common shareholders	$(7.0)	$13.3	$(43.7)	$(53.2)
Depreciation and amortization of real estate investments	72.5	59.1	207.5	179.2
Equity in net income of joint ventures	(3.8)	(5.5)	(5.5)	(17.0)
Impairment of depreciable joint venture investments	—	26.1	—	26.7
Joint ventures’ FFO	12.7	13.8	37.1	40.5
Non-controlling interests (OP Units)	0.1	—	0.2	0.1
Impairment of depreciable real estate assets, net of non-controlling interests	24.1	5.7	64.2	77.8
(Gain) loss on disposition of depreciable real estate, net	(8.7)	0.2	(7.4)	(3.6)

Funds From Operations Attributable to Common Shareholders	89.9	112.7	252.4	250.5
Write-off of preferred share original issuance costs	—	5.8	5.2	5.8
Preferred dividends	6.6	7.7	21.1	21.6

Funds From Operations	$96.5	$126.2	$278.7	$277.9

Funds From Operations Attributable to Common Shareholders Reconciliation to Operating FFO:	$89.9	$112.7	$252.4	$250.5
Non-cash impairment charges - non-depreciable consolidated assets	—	2.6	2.6	28.1
Loss on debt retirement	—	—	—	13.5
Other expense, net - transaction costs, litigation costs, debt extinguishment costs and other expenses	2.4	2.9	4.0	8.1
Equity in net (income) loss of joint ventures - currency adjustments, debt extinguishment costs, transaction costs and other expenses	(0.4)	(0.3)	(0.7)	0.8
Non-cash gain on disposition of non-depreciable real estate, net	(1.9)	(0.2)	(0.2)	(5.8)
Non-cash gain on change in control and sale of interests	—	(40.6)	(1.1)	(80.0)
Non-cash loss on debt extinguishment - discontinued operations	—	—	—	0.3
Non-cash write-off of preferred share original issuance costs	—	5.8	5.2	5.8

Total non-operating items	0.1	(29.8)	9.8	(29.2)

Operating FFO Attributable to Common Shareholders	$90.0	$82.9	$262.2	$221.3

Per Share Information:
Funds From Operations - diluted	$0.28	$0.37	$0.79	$0.86
Operating FFO - diluted	$0.28	$0.27	$0.82	$0.76

DDR

Quarterly Financial Supplement

For the nine months ended September 30, 2013

Additional Financial Disclosures

(In Millions, Except Per Share Information)

	3Q13	3Q12	9M13	9M12
Dividends / Payout Ratio:
Common share dividends and operating partnership interests - per share	$0.135	$0.120	$0.405	$0.360
Common share dividends and operating partnership interests - declared	$43.3	$36.8	$129.4	$104.1
Common dividend payout ratio (as % of OFFO)	48.1%	44.4%	49.3%	47.0%
Revenues:
DDR revenues	$221.5	$205.1	$652.0	$598.2
Joint venture & managed revenues	185.1	199.0	558.3	614.3

Total revenues (1)	$406.6	$404.1	$1,210.3	$1,212.5

G&A Expenses (2)	$19.0	$17.5	$58.5	$55.6
G&A Expenses as % of Total Revenues	4.7%	4.3%	4.8%	4.6%
Net Operating Income:
DDR net operating income	$157.7	$146.7	$464.1	$422.4
Joint venture net operating income (at 100%)	117.9	127.2	360.0	344.2

Total net operating income (1)	$275.6	$273.9	$824.1	$766.6

Real Estate at Cost:
DDR real estate at cost	$8,921.3	$8,590.3	$8,921.3	$8,590.3
Joint venture real estate at cost (at 100%)	6,773.6	7,061.9	6,773.6	7,062.2

Total real estate at cost	$15,694.9	$15,652.2	$15,694.9	$15,652.5

Non-Cash Disclosures (Income) / Expense:
Below-market rent revenue	$(0.3)	$0.1	$(0.2)	$(0.7)
Straight-line rent revenue	(1.2)	(1.2)	(4.3)	(2.9)
Joint venture straight-line rent revenue	(0.9)	(1.7)	(2.8)	(3.7)
DDR’s pro rata share of straight-line rent revenue	(0.1)	(0.3)	(0.5)	(0.7)
Straight-line ground rent expense	0.3	0.3	0.9	0.9
Stock compensation expense	1.9	1.6	5.6	4.8
Debt premium amortization revenue	(1.2)	(0.6)	(2.5)	(2.1)
Convertible debt accretion expense	2.7	2.6	8.0	8.3

(1)	Includes activities from discontinued operations.
(2)	The nine months ended September 30, 2013 exclude separation charges of $0.7 million. The three months ended September 30, 2013 exclude separation charges of $0.2 million.

DDR

Quarterly Financial Supplement

For the nine months ended September 30, 2013

(In Millions)

	3Q13	3Q12
Debt / EBITDA - Consolidated
EBITDA:
Net (loss) income attributable to DDR	$(0.4)	$26.7
Adjustments:
Impairment charges	24.1	2.6
Depreciation and amortization	74.1	59.6
Depreciation attributable to non-controlling interests	(0.1)	(0.1)
Interest expense	57.9	53.7
Interest expense attributable to non-controlling interests	(0.1)	—
Gain on change in control and sale of interests	—	(40.6)
Other expenses, net	2.6	2.9
Equity in net income of joint ventures	(3.8)	(5.5)
Impairment of joint venture investments	—	26.1
Income tax expense	0.4	0.3
EBITDA adjustments from discontinued operations (1)	(7.8)	9.2
Gain on disposition of real estate, net	(1.9)	(0.3)

EBITDA before JVs	145.0	134.6
Pro rata share of JV FFO, net of interest expense	12.7	13.8
Pro rata share of JV translation adjustments, transaction costs and other	(0.4)	(0.3)

EBITDA Consolidated	$157.3	$148.1
EBITDA Consolidated - Annualized	$629.2	$592.4
Consolidated indebtedness	$4,596.1	$4,307.7
Non-controlling interests’ share of consolidated debt	(19.6)	(20.6)
Adjustment to reflect convertible debt at face value	24.1	34.7
Adjustment to reflect assumed debt at face value	(15.6)	(12.2)

Total consolidated indebtedness	4,585.0	4,309.6
Cash and restricted cash, net of non-controlling interests	(60.3)	(46.0)

Total Consolidated Indebtedness, net of cash	$4,524.7	$4,263.6
Debt / EBITDA - Consolidated	7.19	7.20
Debt / EBITDA - Pro rata
EBITDA before JVs	$145.0	$134.6
Pro rata share of JV EBITDA	23.9	25.5

EBITDA including Pro rata Share of JVs	$168.9	$160.1
EBITDA including Pro rata Share of JVs - Annualized	$675.6	$640.4
Total consolidated indebtedness, net of cash	$4,524.7	$4,263.6
Pro rata share of JV debt (2)	691.5	725.3

Total pro rata indebtedness	5,216.2	4,988.9
Pro rata share of JV cash and restricted cash	(97.6)	(117.9)

Pro rata Indebtedness, net of cash	$5,118.6	$4,871.0
Debt / EBITDA -Pro rata	7.58	7.61
(1) Discontinued operations includes the following EBITDA adjustments:
Impairment charges	$—	$5.7
Interest expense, net	0.4	1.5
Depreciation and amortization	0.5	1.7
(Gain) loss on disposition of real estate, net	(8.7)	0.2
Other	—	0.1

	$(7.8)	$9.2

(2)	Includes $22.0 million and $47.8 million at September 30, 2013 and September 30, 2012, respectively, of the Company’s pro rata share of non-recourse debt associated with joint ventures for which the Company has written its investment down to zero and is receiving no allocation of income.

DDR

Quarterly Financial Supplement

For the nine months ended September 30, 2013

Significant Accounting Policies

Revenues

•	Percentage and overage rents are recognized after the tenants’ reported sales have exceeded the applicable sales breakpoint.

•	Revenues associated with tenant reimbursements are recognized in the period in which the expenses are incurred based upon the provisions of tenants’ leases.

•	Lease termination fees are included in other revenue and recognized upon termination of a tenant’s lease when the Company has no further obligations under the lease.

•	Consolidated base rental revenue includes income from ground leases of $18.1 million for the nine months ended September 30, 2013.

General and Administrative Expenses

•	General and administrative expenses include certain internal leasing salaries, legal salaries and related expenses associated with the leasing of space which are charged to operations as incurred. For the nine months ended September 30, 2013, the Company expensed $5.7 million in internal leasing costs. All internal and external costs associated with acquisitions are expensed as incurred. The Company does not capitalize any executive officer compensation.

•	General and administrative expenses also include executive property management compensation and related expenses. Direct compensation associated with property management services are reflected in operating and maintenance expenses.

Deferred Financing Costs

•	Costs incurred in obtaining long-term financing are included in deferred charges and are amortized on a straight-line basis over the terms of the related debt agreements; such amortization is reflected as interest expense in the consolidated statements of operations.

Real Estate

•	Real estate assets are stated at cost less accumulated depreciation, which, in the opinion of management, is not in excess of the individual property’s estimated undiscounted future cash flows, including estimated proceeds from disposition.

•	Depreciation and amortization are provided on a straight-line basis over the estimated useful lives of the assets as follows:

Buildings	30 to 40 years
Building Improvements	5 to 20 years
Furniture/Fixtures and Tenant Improvements	Useful lives, which approximate lease terms, where applicable

DDR

Quarterly Financial Supplement

For the nine months ended September 30, 2013

Significant Accounting Policies (Continued)

•	Expenditures for maintenance and repairs are charged to operations as incurred. Renovations and expenditures that improve or extend the life of the asset are capitalized.

•	Construction in progress includes shopping center developments and significant expansions and redevelopments.

•	The Company accounts for the acquisition of a partner’s interest in an unconsolidated joint venture in which a change in control of the asset has occurred at fair value.

Capitalization

•	The Company capitalizes interest on funds used for the construction or expansion of shopping centers and certain construction administration costs. Capitalization of interest and administration costs ceases when construction activities are completed and the property is available for occupancy by tenants or when activities are suspended.

Capitalized Costs (In Millions)	3Q13	3Q12	9M13	9M12
Interest expense	$2.0	$3.5	$6.8	$9.9
Construction administration costs	$2.4	$2.1	$6.9	$6.6

•	Interest expense and real estate taxes incurred during the construction period are capitalized and depreciated over the building life.

•	During the nine months ended September 30, 2013, the Company expensed $1.7 million in operating costs related to development projects that have been suspended.

Gains on Sales of Real Estate

•	Gains on sales of real estate generally related to the sale of outlots and land adjacent to existing shopping centers are recognized at closing when the earnings process is deemed to be complete.

•	Gains or losses on the sales of operating shopping centers are generally reflected as discontinued operations.

DDR

Quarterly Financial Supplement

For the nine months ended September 30, 2013

Other Real Estate Information

Capital Expenditures

•	The Company incurred the following estimated leasing and maintenance capital expenditures (domestic only):

Capital Expenditures (In Millions)	Consolidated 9M13	Unconsolidated at Pro rata 9M13
Tenant Allowances, Landlord Work and Lease Commissions	$26.2	$3.3
Maintenance	4.9	0.5

Total Capital Expenditures	$31.1	$3.8

Per Square Foot of Owned GLA
Tenant Allowances, Landlord Work and Lease Commissions	$0.54	$0.62
Maintenance	0.10	0.09

Total Capital Expenditures	$0.64	$0.71

Undeveloped Land

•	Included in Land is undeveloped real estate, comprised primarily of outlots or expansion pads adjacent to the shopping centers owned by the Company.

•	At December 31, 2012, the Company estimated the value of its consolidated and proportionate share of joint venture undeveloped land adjacent to existing shopping centers to be approximately $40 million. This value has not been adjusted to reflect changes in market activity subsequent to December 31, 2012.

Corporate Headquarters

•	The non-income producing portion of the Company’s corporate headquarters totals 0.2 million square feet with a cost basis of approximately $40 million at September 30, 2013.

DDR

Quarterly Financial Supplement

For the nine months ended September 30, 2013

Joint Venture Investment Summary (1)

($ and GLA In Millions; all Values at 100%)

Name	Partner	DDR Own. %		# of Operating Properties		GLA	ABR	Gross Asset Book Value	Debt
Unconsolidated Joint Ventures
DDRTC Core Retail Fund, LLC	An Affiliate of TIAA-CREF	15%		31		9.8	$113.6	$1,651.0	$921.8
DDR Domestic Retail Fund I	Various Institutional Investors	20%		59		8.2	88.9	1,434.6	929.1
BRE DDR Retail Holdings I	Blackstone Real Estate Partners VII	5%		44	(2)	10.6	121.2	1,217.6	918.8
BRE DDR Retail Holdings II	Blackstone Real Estate Partners VII	5%		7		1.7	26.0	298.3	243.5
Sonae Sierra Brazil BV Sarl	Sonae Sierra, SGPS, SA	33.3	%(3)	9		3.8	106.7	976.9	399.6	(4)
DDR-SAU Retail Fund, LLC	State of Utah	20%		27		2.4	24.2	312.1	180.7
DDR Markaz II, LLC	Kuwait Financial Centre	20%		13		1.6	15.9	206.8	140.6
Other Unconsolidated JV Interests	Various	Various		13		2.0	21.0	246.7	143.3
Coventry II Joint Ventures	Coventry II Fund	10% - 20%		27	(5)	3.5	34.0	429.6	332.6

Total Unconsolidated Joint Ventures				230		43.6	$551.5	$6,773.6	$4,210.0

(1)	DDR’s investment in JVs may be recorded at different amounts than the proportionate equity on the joint ventures’ balance sheet.
(2)	In October 2013, the Company acquired sole ownership of a portfolio of 30 shopping centers owned by BRE DDR Retail Holdings I.
(3)	DDR has a 50% ownership interest in Sonae Sierra Brazil BV Sarl (“SSB BV Sarl”), a Luxembourg Company. SSB BV Sarl’s primary investments include a 66.7% (50.9 million shares) interest in Sonae Sierra Brasil S.A. (“SSB”), a public company principally engaged in the development and operation of shopping centers in Brazil (Sonae Sierra Brasil S.A. shares trade on the São Paulo Stock Exchange under the ticker symbol “SSBR3”), as well as a 25.8% direct ownership interest in the Parque Dom Pedro shopping center (“PDP”).
(4)	SSB BV Sarl holds $230.8 million of cash and short-term investments at September 30, 2013.
(5)	Includes 22 assets in which the Company does not have an economic interest and one asset in which development was suspended. DDR does not manage the assets.

DDR

Quarterly Financial Supplement

For the nine months ended September 30, 2013

Joint Venture Combining Financial Statements

(In Millions)

Combining Condensed Statements of Operations

	Total Unconsolidated JVs (1)		DDR’s Pro rata Share (1)
	9M13	3Q13	3Q13
Revenues:
Minimum rents	$395.8	$131.6	$23.5
Percentage and overage rents	1.5	0.4	0.1
Recoveries from tenants	98.4	32.9	4.8
Other	49.9	16.8	5.1

	545.6	181.7	33.5
Expenses:
Operating and maintenance	(126.6)	(43.7)	(7.2)
Real estate taxes	(64.8)	(21.7)	(3.0)

Net operating income	354.2	116.3	23.3	(2)
Impairment charges	(66.4)	(21.9)	(3.8)
Depreciation and amortization expense	(179.0)	(58.1)	(8.1)
Interest expense	(175.9)	(58.5)	(8.6)

(Loss) income before other items	(67.1)	(22.2)	2.8
Income tax expense	(20.3)	(6.4)	(2.1)

(Loss) income from continuing operations	(87.4)	(28.6)	0.7
Discontinued operations:
Loss from operations	(7.1)	(2.4)	—
(Loss) gain on disposition	(27.1)	(21.2)	2.3

(Loss) income before gain on disposition of assets	(121.6)	(52.2)	3.0
Gain on disposition of assets	0.8	0.1	—
Disproportionate share of income (loss)	—	—	(0.2	) (2)(3)

Net (loss) income	$(120.8)	$(52.1)	$2.8
Non-controlling interests	(19.7)	(5.8)	(1.9)

Net (loss) income attributable to unconsolidated joint ventures	$(140.5)	$(57.9)	$0.9
DDR ownership interests	$4.3	$2.8	$2.8
Amortization of basis differential	1.2	1.0	1.0

	$5.5	$3.8	$3.8

Funds From Operations:
Net (loss) income attributable to unconsolidated joint ventures	$(140.5)	$(57.9)	$0.9
Depreciation of real property	180.9	58.6	7.7
Impairments of depreciable real estate	66.4	21.9	3.8
Loss (gain) on disposition of depreciable real estate	26.7	21.2	(2.3)
Disproportionate share of income	—	—	2.6	(3)

	$133.5	$43.8	$12.7

FFO at DDR ownership interests	$37.1	$12.7

Operating FFO at DDR ownership interests	$36.4	$12.3

(1)	The financial statements of Sonae Sierra Brasil are translated into U.S. dollars using an average exchange rate for each period for revenues, expenses, gains and losses. The weighted-average exchange rate of the Brazilian Real to U.S. Dollar used for recording income was 2.10 for the nine months ended September 30, 2013 and 2.27 for the third quarter of 2013.
(2)	DDR’s pro rata share of NOI including discontinued operations, promoted equity structures and minority interests is $23.9 million for the third quarter of 2013.
(3)	Adjustments represent the effect of promoted equity structures and minority interests.

DDR

Quarterly Financial Supplement

For the nine months ended September 30, 2013

Joint Venture Combining Financial Statements

(In Millions)

Combining Condensed Balance Sheets

	Total Unconsolidated JVs (1)
	September 30, 2013		December 31, 2012
Land	$1,552.8		$1,569.5
Buildings	4,653.0		4,681.5
Fixtures and tenant improvements	284.5		244.3

	6,490.3		6,495.3
Less: Accumulated depreciation	(873.2)		(833.8)

	5,617.1		5,661.5
Land held for development and construction in progress	283.2		348.8

Real estate, net	5,900.3		6,010.3

Cash and restricted cash	355.3		467.2
Receivables, including straight-line rent, net	104.4		99.1
Other assets, net	411.0		427.0

	$6,771.0		$7,003.6

Mortgage debt	$4,210.0	(2)	$4,246.4	(2)
Notes and accrued interest payable to DDR	156.8		143.3
Other liabilities	293.7		342.6

	4,660.5		4,732.3
Redeemable preferred equity	198.5		154.6
Accumulated equity	1,912.0		2,116.7

	$6,771.0		$7,003.6

	DDR’s Pro rata Share (1)
	September 30, 2013		December 31, 2012
Land	$250.3		$258.8
Buildings	810.6		828.7
Fixtures and tenant improvements	58.3		52.0

	1,119.2		1,139.5
Less: Accumulated depreciation	(175.1)		(171.8)

	944.1		967.7
Land held for development and construction in progress	78.5		100.9

Real estate, net	1,022.6		1,068.6

Cash and restricted cash	97.2		134.9
Receivables, including straight-line rent, net	25.7		24.4
Other assets, net	43.2		49.6
Disproportionate share of equity	180.2	(3)	126.8	(3)

	$1,368.9		$1,404.3

Mortgage debt	$692.8	(2)	$724.9	(2)
Notes and accrued interest payable to DDR	14.5		13.0
Other liabilities	55.3		69.5

	762.6		807.4
Redeemable preferred equity	198.5		154.6

	961.1		962.0
Accumulated equity	416.2		462.4
Disproportionate share of equity	(8.4	)(3)	(20.1	)(3)

	$1,368.9		$1,404.3

(1)	The financial statements of Sonae Sierra Brasil are translated into U.S. dollars using the exchange rate at each balance sheet date for assets and liabilities. The exchange rate of the Brazilian Real to U.S. Dollar used for recording the balance sheets was 2.22 and 2.05 for September 30, 2013 and December 31, 2012, respectively.
(2)	Includes approximately $155.0 million and $295.7 million of non-recourse mortgage debt at September 30, 2013 and December 31, 2012, respectively, of which the Company’s prorata share is $22.0 million and $48.2 million, respectively, associated with joint ventures for which the Company has written its investment down to zero and is receiving no allocation of income.
(3)	Adjustments represent the effect of promoted equity structures and minority interests.

DDR

Quarterly Financial Supplement

For the nine months ended September 30, 2013

Property Acquisitions

($ in Millions, GLA and Demographics In Thousands)

							Trade Area
					Aggregate		Demographics
Date	Location	Property	DDR Own. %	Total GLA	Pro rata Price		Population	Avg. HH. Income	Anchors
2/13	Oakland, CA	Whole Foods at Bay Place	100%	57.2	$41.1		426	$85	Whole Foods
3/13	Dallas, TX	The Marketplace at Highland Village	100%	406.1	40.3		237	101	Walmart, T.J. Maxx, L.A. Fitness, HomeGoods, Office Depot, Petco
4/13	Various	Portfolio of 5 former DDRTC assets	100%	1,280.7	93.9	(1)	330	74	Walmart, Target, Costco, Home Depot, T.J. Maxx, Ross Dress for Less, PetSmart, The Fresh Market, Pier 1 Imports
6/13	Colorado Springs, CO (2)	Barnes & Noble Chapel Hills East	100%	25.6	6.8		295	80	Best Buy, Whole Foods, DSW, OfficeMax, Pep Boys, Old Navy
6/13	Atlanta, GA (2)	Hobby Lobby at Newnan Crossing	100%	66.4	4.9		267	72	Walmart, Lowe’s, Hobby Lobby
7/13	Atlanta, GA	Cumming Town Center	100%	311.4	62.5		325	97	T.J. Maxx/HomeGoods, Dick’s Sporting Goods, Best Buy, Ashley Furniture, Old Navy, Ulta, Petco, Staples
7/13	Orlando, FL	Winter Garden Village	100%	1,122.3	196.0		432	89	Target, Lowe’s, Bealls, Marshalls/HomeGoods, Best Buy, Ross Dress for Less, Sports Authority, Jo-Ann, Bed Bath & Beyond, World Market, Petsmart, Barnes & Noble, Ulta, L.A. Fitness, Old Navy, Staples
8/13	Various	Portfolio of 7 Assets with Blackstone	5%	2,404.0	16.6	(3)	310	75	Target, Walmart, Best Buy, Ross Dress for Less, Wegmans, Dick’s Sporting Goods, Petco, The Fresh Market

Total Acquisitions				5,673.7	$462.1

Total Acquisitions- Q3 2013				3,837.7	$275.1

(1)	DDR acquired its partner’s 85% ownership interest in these assets.
(2)	DDR acquired additional parcels adjacent to existing shopping centers.
(3)	Represents DDR’s 5% common equity interest. Transaction also included a preferred equity investment of $30 million.

DDR

Quarterly Financial Supplement

For the nine months ended September 30, 2013

Property Dispositions

($ in Millions, GLA and Demographics In Thousands)

							Trade Area Demographics
Date	Location	Joint Venture	DDR Own. %	Total GLA	Gross Price	Relinquished Debt	Population	Avg. HH. Income	Anchors
1/13	Pittsburgh, PA		100%	10.9	$3.1	$—	556	$64
2/13	Chesterfield, MI		100%	26.0	1.1	—	271	72
2/13	Cary, NC		100%	29.2	3.7	—	305	90	hhgregg
3/13	Duluth, GA		100%	20.0	2.0	—	433	83	So Good Bridal & Beauty
3/13	Ocala, FL		100%	93.3	3.5	—	52	54
3/13	Various	Coventry II	20%	779.9	14.5	13.8	—	—
3/13	Lakeland, FL		100%	81.9	7.0	—	163	56	Burlington Coat Factory
3/13	Lakeland, FL		100%	102.6	4.3	—	171	62	Winn Dixie Stores
4/13	Two Walgreens		100%	27.8	7.2	—	687	56	Walgreens
5/13	Marietta, GA		100%	40.0	2.0	—	590	89
6/13	Two Rite Aids		100%	21.8	4.7	—	176	70	Rite Aid
6/13	Scottsboro, AL		100%	40.6	3.7	—	18	51	Burke’s Outlet
6/13	Woodruff, SC		100%	13.8	2.7	—	19	54	Rite Aid
6/13	Snellville, GA		100%	10.6	1.9	—	228	88	Rite Aid
6/13	Orlando, FL	DDRTC	15%	78.6	5.1	—	334	70	Big Lots, Staples
6/13	Duluth, GA		100%	99.0	8.1	—	427	83
6/13	Kennesaw, GA		100%	72.1	7.4	—	343	86	JCPenney
6/13	Westland, MI	Coventry II	20%	50.0	0.3	0.2	466	72
6/13	Broomfield, CO		100%	252.2	20.3	—	255	94	Best Buy
7/13	Cheektowaga, NY		100%	10.9	3.2	—	575	56	Rite Aid
7/13	Lawrenceville, GA		100%	9.5	1.7	—	355	83	Rite Aid
7/13	Erie, PA		100%	10.9	0.9	—	169	57	Family Dollar
8/13	Hamburg, NY		100%	29.5	5.6	—	249	71	Pier 1 Imports
8/13	Ogden, UT		100%	161.8	10.4	—	181	63	Harmons
8/13	Grand Prairie,TX		100%	60.8	6.3	—	450	68	Kroger
9/13	Largo, FL		25%	116.8	7.0	—	353	62
9/13	Wilson, NC		100%	73.1	4.9	—	60	53	Big Lots
9/13	Allentown, PA		100%	112.2	10.6	—	342	66	BJ’s Wholesale Club
9/13	Various	DDRTC	15%	206.3	30.4	21.3	304	121	Kohl’s, Michaels, Staples
									Petsmart
9/13	Cincinnati, OH	Coventry II	20%	748.7	29.9	29.9	665	80	Dillard’s
9/13	Louisville, KY	Coventry II	20%	49.4	3.6	3.6	339	59
9/13	Durham, NC		100%	208.0	4.0	—	200	61	Burlington Coat Factory
9/13	Jacksonville, FL		100%	219.7	6.1	—	150	50	JCPenney, Winn Dixie
9/13	E. Norriton, PA		100%	178.7	9.8	—	284	109	Aldi, Big Lots, Kmart
	Land		100%	—	11.8	—

Total Dispositions				4,046.6	$248.8	$68.8
Total Dispositions - Q3 2013				2,196.3	$137.9	$54.8

DDR

Quarterly Financial Supplement

For the nine months ended September 30, 2013

Consolidated Land Held for Development and Construction in Progress

($ In Millions, GLA In Thousands of SF)

	As of September 30, 2013			2013 Activity
	Land	CIP	Total	Net Expenditures YTD	Net Projected Expenditures 4Q	Placed In Service YTD	To Be Placed In Service 4Q
Ground up Development Projects in Progress	$41.0	$37.8	$78.8	$21.7	$3.9	$29.1	$4.6
Ground up Development Projects Primarily on Hold	151.1	100.8	251.9	(1.2)	(19.7)	—	—
Substantially Completed Projects Pending Lease Up	28.4	36.0	64.4	0.7	(1.0)	0.1	3.4
Redevelopment Projects	23.0	71.9	94.9	86.0	47.7	63.7	47.3
Leasing Capital Expenditures	—	6.4	6.4	26.2	5.4	25.8	7.4

	$243.5	$252.9	$496.4	$133.4	$36.3	$118.7	$62.7

Significant Wholly-Owned and Consolidated Development Projects in Progress

Location	Project	Est. Initial Anchor Opening	Est. Total GLA	Est. Owned GLA	Est. Net Cost (1)	Cost Incurred To Date	Assets Placed in Service	Anchors
Merriam, KS	Merriam Village	3Q14	69.8	59.8	$18.7	$11.2	$—	IKEA
Seabrook, NH	Seabrook Town Center	2Q14	364.5	165.0	75.1	47.6	—	Walmart, Dick’s Sporting Goods, PetSmart, Michael’s, Ulta
Charlotte, NC	Belgate	2Q13	889.7	186.2	23.8	49.1	29.1	Walmart, IKEA, Hobby Lobby, Ulta, Marshalls, World Market, PetSmart, Old Navy, Shoe Carnival

Total			1,324.0	411.0	$117.6	$107.9	$29.1
Total Land Held for Development and CIP for Ground Up Developments in Progress at September 30, 2013:							$78.8

Significant Consolidated Redevelopment Projects

Location	Project	Est. Total GLA (2)	Est. Owned GLA(2)	Est. Net Cost (1)	Cost Incurred To Date	Assets Placed in Service	Anchors
Phoenix, AZ	Ahwatukee Foothills Town Centre	203.6	203.6	$14.4	$6.1	$3.6	Sprouts Farmers Market, Michael’s, Marshalls, Roomstore, PetSmart
Atlanta, GA	Sandy Plains Village	145.6	142.6	14.3	9.5	—	Walmart Neighborhood Market, Movie Tavern
Chicago, IL	Brookside Marketplace	76.4	72.3	11.8	9.0	0.7	Ross Dress for Less, T.J. Maxx, Pier 1 Imports
Lansing, MI	Marketplace at Delta Township	38.6	38.6	5.8	3.9	0.8	Ulta, Five Below, Lane Bryant, Maurice’s
Charlotte, NC	Cotswold Village	56.5	56.5	4.3	1.1	0.9	World Market, Ulta, Panera, Carter’s
Columbus, OH	Easton Market	128.0	128.0	6.5	5.8	5.3	Nordstrom Rack, Carters, Tilly’s
San Juan, PR	Plaza Del Sol	172.5	172.5	64.4	22.3	9.7	Food court, Victoria’s Secret, Bath & Body Works, Sketchers, Aeropostale
Fajardo, PR	Plaza Fajardo	36.3	36.3	8.8	5.5	4.0	PetSmart, Shoe Carnival
Salt Lake City, UT	Family Center at Ft. Union	127.7	123.7	14.0	13.2	12.2	Dick’s Sporting Goods, Gordman’s
Richmond, VA	Bermuda Square	137.9	71.2	14.1	0.2	—	Martin’s Food Store, Petco

Total		1,123.1	1,045.3	$158.4	$76.6	$37.2
CIP for projects listed above:						39.4
CIP for other Redevelopment Projects:						55.5

Total amount included in CIP at September 30, 2013 for Redevelopment Projects:						$94.9

(1)	Includes receipts and expected future reductions from land sales and reimbursements.
(2)	Includes only the expansion or redevelopment GLA.

DDR

Quarterly Financial Supplement

For the nine months ended September 30, 2013

Joint Venture Land Held for Development and Construction in Progress

($ In Millions, GLA In Thousands of SF)

	As of September 30, 2013			2013 Activity
	Land	CIP	Total	Net Expenditures YTD	Net Projected Expenditures 4Q	Placed In Service YTD	To Be Placed In Service 4Q
Ground up Development Projects in Progress	$13.6	$191.5	205.1	$100.9	$27.8	$172.8	$222.1
Land Held for Development	54.3	1.9	56.2	1.9	1.8	—	—
Redevelopment Projects	—	14.1	14.1	31.5	6.7	26.1	14.0
Leasing Capital Expenditures	—	7.8	7.8	36.8	9.5	36.0	15.8

Total	$67.9	$215.3	$283.2	$171.1	$45.8	$234.9	$251.9

Significant Joint Venture Development Projects in Progress

Location	Project Name	DDR’s Effective Own. %	Est. Total GLA	Est. Owned GLA	Est. Net Cost (1)	Cost Incurred To Date	Assets Placed in Service	Anchors
Goiania, Brazil	Passeio Das Aguas	33.3%	881.2	881.2	$209.1	$202.3	$—	Bretas, Cinemark, C&A, Riachuelo, Renner, Etna, Strike Boliche, Magic Games, Anhanguera Educacional
Londrina, Brazil	Boulevard Londrina	29.5%	521.6	521.6	173.7	175.6	172.8	Walmart, Cinemark, Renner, Magazine Luiza, Kalunga, Luigi Bertolli, Saraiva, Centuaro, Memove, M, PB Kids, Strike Boliche

Total			1,402.8	1,402.8	$382.8	$377.9	$172.8

Total Land Held for Development and CIP for Ground Up Developments in Progress at September 30, 2013:							$205.1

Significant Joint Venture Redevelopment Projects

Location	Project Name	DDR’s Effective Own. %	Est. Total GLA (2)	Est. Owned GLA(2)	Est. Net Cost (1)	Cost Incurred To Date	Assets Placed in Service	Anchors
Plant City, FL	Lake Walden Square	5.0%	115.7	108.7	$14.0	$9.1	$6.4	Ross Dress for Less, Marshalls, Michael’s, PetSmart
Atlanta, GA	Newnan Pavilion	15.0%	110.3	110.3	9.6	8.4	6.9	Academy Sports, Five Below, Jo-Ann
Greensboro, NC	Wendover Village	20.0%	104.8	104.8	6.8	3.3	1.1	Golfsmith, Bed Bath & Beyond, T.J. Maxx, Five Below

Total			330.8	323.8	$30.4	$20.8	$14.4
CIP for projects listed above:							6.4
CIP for other Redevelopment Projects:							7.7

Total amount included in CIP at September 30, 2013 for Redevelopment Projects:							$14.1

(1)	Includes receipts and expected future reductions from land sales and reimbursements.
(2)	Includes only the expansion or redevelopment GLA.

DDR

Quarterly Financial Supplement

For the nine months ended September 30, 2013

Ground up Development Projects Primarily on Hold

MSA (Location)	DDR’s Own. %	Total Acreage
Ukiah (Mendocino), CA	50%	65.7
New Haven (Guilford), CT	100%	24.8
Orlando (Lee Vista), FL	100%	74.3
Atlanta (Douglasville), GA	100%	28.5
Chicago (Grayslake), IL	50%	106.0
Gulfport, MS	100%	86.2
Raleigh (Apex), NC	100%	38.3
Isabela, Puerto Rico	80%	11.1
Toronto (East Gwillimbury - Hwy 404/Greenlane East), CAN	50%	30.7
Toronto (East Gwillimbury - Hwy 404/Greenlane West), CAN	50%	28.8
Togliatti, Russia	75%	61.2
Other Misc. Land (5 sites)	100%	Various

		562.7

(In Millions)
Total Basis in Ground Up Development Projects Primarily on Hold at September 30, 2013:	$251.9	(1)

(1)	Includes partners’ ownership interests of $46.4 million.

DDR

Quarterly Financial Supplement

For the nine months ended September 30, 2013

Portfolio Summary

(GLA In Millions)

Shopping Centers
Operating Centers	431
Owned GLA (Pro Rata)	84.7 (52.9)
Ground Lease GLA (Pro Rata)	5.9 (3.8)
Additional Unowned GLA	26.4
Base Rent PSF (1)	$14.00
Leased Rate (at 100%)	94.8%
Commenced Rate (at 100%)	93.6%
Leased Rate (at Pro Rata)	95.4%
Prime Portfolio
Operating Centers	301
Owned GLA (Pro Rata)	70.6 (44.7)
Ground Lease GLA (Pro Rata)	5.3 (3.3)
Additional Unowned GLA	24.0
Base Rent PSF (1)	$14.69
Leased Rate (at 100%)	96.2%
% of Total NOI (T12)	90.9%

Brazil Portfolio
Operating Centers (Developments)	9 (1)
Owned GLA (Pro Rata)	3.8 (1.1)
Ground Lease GLA (Pro Rata)	0.2 (0.1)
Additional Unowned GLA	0.2
Additional Development GLA	0.8
Base Rent PSF (1)	$32.63
Leased Rate (at 100%)	96.6%
% of Pro Rata NOI (T12)	4.9%
Puerto Rico Portfolio
Operating Centers	15
Owned GLA	4.1
Ground Lease GLA	0.7
Additional Unowned GLA	0.3
Base Rent PSF	$19.24
Leased Rate (at 100%)	96.3%
% of Pro Rata NOI (T12)	14.3%

(1)	Exchange rate: US$1.00 = R$2.075

Quarterly Same Store NOI (1)

($ In Millions)

	3Q13	3Q12	Change
At 100%
Same Store NOI	$230.6	$223.3	3.3%
Non Same Store NOI	30.3	24.8

	$260.9	$248.1

Reconciliation to Income Statement

	3Q13	3Q12
Consolidated at 100%
Revenues	$219.4	$197.3
Fee Income	(10.3)	(10.2)

Other Revenues	(1.1)	(4.1)
Operating & Maintenance	(34.7)	(31.3)
Real Estate Taxes	(28.5)	(24.7)

	$144.7	$127.1
Unconsolidated at 100%
Revenues	$181.7	$183.2
Operating & Maintenance	(43.7)	(40.9)
Real Estate Taxes	(21.7)	(21.3)

	$116.2	$121.0

Total NOI at 100%	$260.9	$248.1

	3Q13	3Q12	Change
At DDR Share
Same Store NOI	$140.3	$136.0	3.1%
Non Same Store NOI	27.4	15.2

	$167.6	$151.3

Reconciliation to Income Statement

	3Q13	3Q12
Consolidated at DDR Share
Consolidated at 100%	$144.7	$127.1
JV Share of Cons. NOI	(0.4)	(0.3)

	$144.3	$126.8

Unconsolidated at DDR Share
Revenues	$33.5	$34.9
Operating & Maintenance	(7.2)	(7.3)
Real Estate Taxes	(3.0)	(3.1)

	$23.3	$24.5
Total NOI at DDR Share	$167.6	$151.3

(1)	Excludes development, redevelopment, straight line rental income and expenses, lease termination income, FMV of leases and provisions for uncollectible amounts and/or recoveries thereof; includes assets owned in comparable periods (15 months for quarter comparisons).

DDR

Quarterly Financial Supplement

For the nine months ended September 30, 2013

	Lease Expiration Schedule (at 100%)
	Greater than 10,000 SF				Less than 10,000 SF
		ABR	Rent	% of		ABR	Rent	% of
Year	Leases	(mil)	PSF	ABR	Leases	(mil)	PSF	ABR
2013	19	$5.0	$9.37	0.5%	421	$21.4	$28.56	2.0%
2014	167	53.3	9.84	5.0%	1,274	69.7	26.20	6.5%
2015	221	71.3	10.47	6.7%	1,090	60.7	23.49	5.7%
2016	247	82.0	11.20	7.7%	1,113	67.9	24.96	6.4%
2017	234	89.6	10.48	8.4%	1,131	67.7	26.73	6.3%
2018	218	75.1	10.89	7.0%	988	61.6	24.29	5.8%
2019	150	61.6	11.11	5.8%	177	14.0	22.85	1.3%
2020	75	26.0	10.30	2.4%	130	10.6	21.88	1.0%
2021	105	44.7	10.76	4.2%	168	13.5	24.45	1.3%
2022	111	48.2	10.89	4.5%	202	17.2	24.13	1.6%

2013-2022	1,547	$556.8	$10.53	52.2%	6,694	$404.3	$24.75	37.9%
Total Rent Roll	1,728	$635.2	$10.74	59.5%	7,121	$432.0	$24.80	40.5%

Annual Metrics (at 100%)

Period		Leased	ABR
Ending	Centers	Rate	PSF
Q3 2013	431	94.8%	$14.00
YE 2012	452	94.2%	13.66
YE 2011	432	93.6%	13.81
YE 2010	487	92.6%	13.36
YE 2009	544	91.4%	13.01
YE 2008	621	92.7%	12.60
YE 2007	628	96.0%	12.54
YE 2006	379	96.1%	11.90
YE 2005	379	96.3%	11.30
YE 2004	373	95.4%	11.13
YE 2003	274	95.1%	10.82
YE 2002	189	95.9%	10.58
YE 2001	192	95.4%	10.03
YE 2000	190	96.9%	9.66
YE 1999	186	95.7%	9.20
YE 1998	159	96.5%	8.99
YE 1997	123	96.1%	8.49
YE 1996	112	94.8%	7.85
YE 1995	106	96.3%	7.60
YE 1994	84	97.1%	5.89
YE 1993	69	96.2%	5.60
YE 1992	53	95.4%	5.37

Leased Rate Breakdown (at 100%)
	Leased	% of	% of
SF	Rate	GLA	Vacancy
< 5,000	86.3%	15.8%	42.0%
5,000-9,999	89.8%	8.8%	17.5%
> 10,000	97.2%	75.4%	40.5%

Total	94.8%	100.0%	100.0%

Portfolio Concentration (at 100%)
	% of		% of
	ABR	MSF	GLA
Brazil	9.8%	3.8	4.2%
Florida	9.6%	9.7	10.8%
Georgia	8.2%	8.8	9.7%
Puerto Rico	7.4%	4.8	5.2%
Ohio	6.9%	7.1	7.8%
North Carolina	6.8%	6.2	6.9%
New York	6.2%	7.5	8.3%
New Jersey	4.3%	3.2	3.6%
Illinois	3.2%	2.2	2.4%
California	2.9%	2.0	2.2%

DDR

Quarterly Financial Supplement

For the nine months ended September 30, 2013

Leasing Summary - 3Q 2013

($, GLA In Thousands, Except Per Square Foot)

Leasing spreads are calculated by comparing the prior tenant’s annual base rent in the final year of the lease to the new tenant’s annual base rent in the first year of the new lease. The reported calculation, “Comparable”, only includes deals that were executed within one year of the date that the prior tenant vacated. “Non-comp” deals consist of deals which were not executed within one year of the date the prior tenant vacated, deals which resulted in a significant difference in size, or deals for space which was vacant at acquisition.

Third Quarter 2013 at 100%
			New Rent		Prior Rent
	# of Leases	GLA	Year 1 Rent PSF	Year 1 Total Rent	Final Year Rent PSF	Final Year Total Rent	Comp Space Spread	Wtd Avg Term (Yrs)	TA PSF
New Leases
Comparable	110	400	$19.52	$7,808	$17.38	$6,952	12.3%	8.0	$17.31
Non-comp	100	491	15.04	7,385	N/A	N/A	N/A	8.5	13.10

New Leases - Total	210	891	17.05	15,193	N/A	N/A	12.3%	8.3	14.89
Renewals	233	2,060	13.63	28,078	12.69	26,141	7.4%	5.8	0.00

Total	443	2,951	$14.66	$43,270	$13.45	$33,093	8.4%	6.6	$4.69

Third Quarter 2013 at Pro Rata Share
			New Rent		Prior Rent
	# of Leases	GLA	Year 1 Rent PSF	Year 1 Total Rent	Final Year Rent PSF	Final Year Total Rent	Comp Space Spread	Wtd Avg Term (Yrs)	TA PSF
New Leases
Comparable	110	269	$17.80	$4,788	$15.55	$4,183	14.5%	8.2	$18.57
Non-comp	100	336	15.85	5,326	N/A	N/A	N/A	8.6	11.00

New Leases - Total	210	605	16.72	10,114	N/A	N/A	14.5%	8.4	14.10
Renewals	233	1,132	13.99	15,837	13.08	14,807	7.0%	5.9	0.00

Total	443	1,737	$14.94	$25,950	$13.55	$18,990	8.6%	6.8	$5.21

DDR

Quarterly Financial Supplement

For the nine months ended September 30, 2013

Leasing Summary - YTD 2013

($, GLA In Thousands, Except Per Square Foot)

Leasing spreads are calculated by comparing the prior tenant’s annual base rent in the final year of the lease to the new tenant’s annual base rent in the first year of the new lease. The reported calculation, “Comparable”, only includes deals that were executed within one year of the date that the prior tenant vacated. “Non-comp” deals consist of deals which were not executed within one year of the date the prior tenant vacated, deals which resulted in a significant difference in size, or deals for space which was vacant at acquisition.

YTD 2013 at 100%

			New Rent		Prior Rent
					Final	Final		Wtd
			Year 1	Year 1	Year	Year	Comp	Avg
	# of		Rent	Total	Rent	Total	Space	Term	TA
	Leases	GLA	PSF	Rent	PSF	Rent	Spread	(Yrs)	PSF
New Leases
Comparable	277	1,013	$19.26	$19,510	$17.23	$17,454	11.8%	8.1	$15.56
Non-comp	321	1,578	14.72	23,228	N/A	N/A	N/A	8.0	14.63

New Leases - Total	598	2,591	16.50	42,739	N/A	N/A	11.8%	8.0	14.99
Renewals	737	5,187	14.28	74,070	13.33	69,143	7.1%	5.1	0.00

Total	1,335	7,778	$15.02	$116,809	$13.97	$86,597	8.0%	6.1	$5.09

YTD 2013 at Pro Rata Share
			New Rent		Prior Rent
					Final	Final		Wtd
			Year 1	Year 1	Year	Year	Comp	Avg
	# of		Rent	Total	Rent	Total	Space	Term	TA
	Leases	GLA	PSF	Rent	PSF	Rent	Spread	(Yrs)	PSF
New Leases
Comparable	277	600	$19.42	$11,652	$17.14	$10,284	13.3%	8.1	$18.28
Non-comp	321	1,089	15.32	16,683	N/A	N/A	N/A	7.9	13.62

New Leases - Total	598	1,689	16.77	28,335	N/A	N/A	13.3%	8.0	15.22
Renewals	737	2,959	14.41	42,639	13.42	39,710	7.4%	5.1	0.00

Total	1,335	4,648	$15.27	$70,975	$14.05	$49,994	8.6%	6.2	$5.68

DDR

Quarterly Financial Supplement

For the nine months ended September 30, 2013

Net Effective Rents Related to Leased Space (Owned Properties)

Net effective rents are calculated with full consideration for all costs associated with leasing the space rather than pro rata costs. Landlord work represents property level improvements associated with the lease transactions; however, those improvements are attributed to the landlord’s property value and typically extend the life of the asset in excess of the lease term.

		YTD
		Total /
	3Q13	Average
Number of lease transactions executed	443	1,335
Rentable square footage leased (in thousands)	2,951	7,778
Square footage of renewal deals (in thousands)	2,060	5,187
Square footage of new deals (in thousands)	891	2,591
New Deals:
Weighted average per rentable square foot over the lease term:
Base rent	$18.09	$17.50
Tenant allowance	(1.78)	(1.86)
Landlord work	(1.67)	(1.59)
Third party leasing commissions	(0.35)	(0.33)
Rent concessions	—	—

Equivalent net effective rent	$14.29	$13.72

Weighted average term in years	8.1	7.9
Renewal Deals:
Weighted average per rentable square foot over the lease term:
Base rent	$13.84	$14.89
Tenant allowance	—	—
Landlord work	—	—
Third party leasing commissions	—	—
Rent concessions	—	—

Equivalent net effective rent	$13.84	$14.89

Weighted average term in years	5.5	5.1

DDR

Quarterly Financial Supplement

For the nine months ended September 30, 2013

Top 50 Tenants Ranked by Base Rental & Ground Lease Revenue

($ and GLA In Millions)

		# of Units		ABR			GLA			Credit Ratings
	Tenant	Owned	Total	at 100%	% of Total	Pro Rata	at 100%	% of Total	Pro Rata	(S&P/Moody’s/Fitch)
1	Walmart[1]	35	80	$33.4	3.0%	$25.4	5.1	5.6%	4.0	AA / Aa2 / AA
2	TJX Companies[2]	87	88	29.1	2.6%	18.7	2.8	3.1%	1.8	A / A3 / NR
3	Bed Bath & Beyond[3]	77	78	26.7	2.4%	18.3	2.1	2.3%	1.4	BBB+ / NR / NR
4	PetSmart	84	85	25.4	2.3%	15.8	1.8	2.0%	1.1	BB+ / NR / NR
5	Kohl’s	36	45	22.5	2.0%	12.3	3.2	3.5%	1.7	BBB+ /Baa1 /BBB+
6	Dick’s Sporting Goods[4]	35	35	19.9	1.8%	10.7	1.7	1.9%	0.9	NR
7	Best Buy	32	37	18.6	1.7%	11.6	1.3	1.4%	0.8	BB / Baa2 / BB-
8	Ross Stores[5]	56	56	17.7	1.6%	10.8	1.7	1.9%	1.0	A- / NR / NR
9	Michael’s	63	63	17.5	1.6%	11.9	1.5	1.7%	1.0	B / B3 / NR
10	Publix	39	42	16.4	1.5%	4.2	1.9	2.1%	0.5	NR
11	AMC Theatres	9	10	16.3	1.5%	8.5	0.7	0.8%	0.4	B / NR / NR
12	Gap[6]	56	56	14.4	1.3%	9.2	0.9	1.0%	0.6	BBB- / Baa3 / BBB-
13	OfficeMax	49	50	13.7	1.2%	9.1	1.1	1.2%	0.7	NR / B1 / NR
14	Jo-Ann	38	38	12.3	1.1%	7.6	1.2	1.3%	0.7	B / Caa1 / NR
15	Lowe’s	14	35	12.0	1.1%	9.2	1.8	2.0%	1.5	A- / A3 / NR
16	Kroger	29	30	11.9	1.1%	5.5	1.6	1.8%	0.7	BBB / Baa2 / BBB
17	Barnes & Noble	27	29	11.0	1.0%	7.7	0.7	0.8%	0.5	NR
18	Cinemark	14	14	10.4	0.9%	6.2	0.7	0.8%	0.4	BB- / NR / NR
19	Ascena[7]	96	96	10.2	0.9%	6.6	0.6	0.7%	0.4	NR
20	Regal Cinemas	12	13	10.1	0.9%	6.7	0.6	0.7%	0.4	B+ / B1 / B+
21	Tops Markets	13	14	9.9	0.9%	5.7	0.8	0.9%	0.4	B / NR / NR
22	Toys “R” Us8	30	35	9.9	0.9%	7.3	1.2	1.3%	0.8	B / B2 / B-
23	Dollar Tree Stores	92	94	9.6	0.9%	6.0	0.9	1.0%	0.6	NR
24	Staples	34	34	9.5	0.8%	6.8	0.7	0.8%	0.5	BBB / Baa2 / BBB
25	Sports Authority	17	18	9.4	0.8%	7.1	0.7	0.8%	0.6	B- / B3 / NR

	Top 25 Tenants	1,074	1,175	$397.8	35.5%	$248.9	37.3	41.2%	23.4
26	Home Depot	10	38	$9.2	0.8%	$6.7	1.1	1.2%	0.8	A / A3 / A-
27	Ulta	38	39	8.7	0.8%	5.7	0.4	0.4%	0.3	NR
28	Petco	35	37	8.5	0.8%	5.8	0.5	0.6%	0.3	B / B3 / NR
29	DSW	19	19	7.3	0.7%	4.0	0.5	0.6%	0.2	NR
30	Party City	39	40	7.2	0.6%	4.6	0.5	0.6%	0.3	NR / B2 / NR
31	Sears[9]	20	21	7.0	0.6%	4.6	1.8	2.0%	1.1	CCC+ / B3 / CCC
32	Pier 1 Imports	32	35	6.4	0.6%	3.9	0.3	0.3%	0.2	NR
33	Hobby Lobby	17	19	6.4	0.6%	4.4	0.9	1.0%	0.7	NR
34	Royal Ahold[10]	7	8	6.1	0.5%	2.8	0.4	0.4%	0.2	BBB /Baa3 /BBB
35	Beall’s	20	20	6.1	0.5%	2.8	0.9	1.0%	0.4	NR
36	hhgregg	18	18	5.9	0.5%	3.1	0.6	0.7%	0.3	NR
37	LA Fitness	9	10	5.5	0.5%	4.0	0.4	0.4%	0.3	NR
38	Whole Foods	5	5	5.3	0.5%	4.6	0.3	0.3%	0.2	BBB- / NR / NR
39	Famous Footwear	36	36	5.0	0.4%	3.1	0.3	0.3%	0.2	B / B1 / BB+
40	Gamestop	106	106	4.9	0.4%	3.6	0.2	0.2%	0.1	NR
41	Giant Eagle	6	6	4.9	0.4%	3.2	0.5	0.6%	0.3	NR
42	Office Depot	18	19	4.7	0.4%	2.7	0.4	0.4%	0.2	B- / B2 / NR
43	Panera	36	36	4.7	0.4%	2.4	0.2	0.2%	0.1	NR
44	Nordstrom Rack	7	7	4.4	0.4%	1.8	0.3	0.3%	0.1	A- / Baa1 / A-
45	Shoe Carnival	28	28	4.2	0.4%	2.9	0.3	0.3%	0.2	NR
46	Burlington Coat Factory	10	10	4.1	0.4%	2.4	0.8	0.9%	0.5	NR / B2 / NR
47	AT&T	48	48	4.1	0.4%	2.9	0.1	0.1%	0.1	A- / A3 / A
48	Hallmark	47	47	4.0	0.4%	2.4	0.2	0.2%	0.1	NR
49	Stein Mart	16	16	4.0	0.4%	2.4	0.6	0.7%	0.3	NR
50	Five Below	30	30	3.9	0.3%	2.8	0.2	0.2%	0.2	NR

	Tenants 26-50	657	698	$142.5	12.7%	$89.6	12.7	14.0%	7.7

	Top 50 Tenants	1,731	1,873	$540.3	48.3%	$338.5	50.0	55.2%	31.1

	Total Portfolio			$1,119.6	100.0%	$686.0	90.6	100.0%	56.7

(1)	Walmart (30) / Sam’s Club (5)
(2)	T.J. Maxx (42) / Marshalls (33) / Homegoods (12)
(3)	Bed Bath & Beyond (49) / World Market (19) / Others (9)
(4)	Dick’s Sporting Goods (33) / Golf Galaxy (2)
(5)	Ross Dress For Less (54) / dd’s Discounts (2)
(6)	Gap (3) / Old Navy (50) / Banana Republic (3)
(7)	Catherine’s (12) / Dress Barn (25) / Justice (23) / Lane Bryant (26) / Maurice’s (10)
(8)	Toys “R” Us (7) / Babies “R” Us (19) / Toys-Babies Combo (4)
(9)	Sears (3) / Kmart (17)
(10)	Stop N Shop (4) / Others (3)

DDR

Quarterly Financial Supplement

For the nine months ended September 30, 2013

Total Market Capitalization

(In Millions)

	September 30, 2013		December 31, 2012
	Amount	% of Total	Amount	% of Total
Common Shares Equity	$5,097.8	50%	$4,940.3	51%
Perpetual Preferred Stock	405.0	4%	405.0	4%

	5,502.8	54%	5,345.3	55%
Unsecured Credit Facilities	42.9	0%	147.9	2%
Unsecured Term Loan	350.0	4%	350.0	4%
Unsecured Public Debt	2,477.4	25%	2,179.2	22%
Secured Term Loan	400.0	4%	400.0	4%
Fixed Rate Mortgage Debt	1,237.2	12%	1,176.4	12%
Variable Rate Mortgage Debt	97.1	1%	86.2	1%

	4,604.6	46%	4,339.7	45%

Total	$10,107.4	100%	$9,685.0	100%

Debt to Market Capitalization	45.6%		44.8%
Common Shares Outstanding (millions)	324.1		315.1
Operating Partnership Units (millions)	0.4		0.4
Market Value per Share	$15.71		$15.66
Accretion on Convertible Notes (excluded above)	$24.1		$32.1
Partners’ Share of Consolidated Debt (included above)	$19.6		$20.6
DDR Share of Unconsolidated Debt (excluded above)	$692.8		$724.9

Unsecured Bond Ratings

	Debt Rating	Outlook
Moody’s	Baa3	Positive
S&P	BBB-	Stable
Fitch	BBB-	Stable

Public Debt Covenants

(Actuals for Twelve Months Ending September 30, 2013)

	Covenant Threshold	Actual Covenant
Total Debt to Real Estate Assets Ratio	not to exceed 65%	48%
Secured Debt to Assets Ratio	not to exceed 40%	17%
Value of Unencumbered Assets to Unsecured Debt	at least 135%	204%
Fixed Charge Coverage Ratio	at least 1.5x	2.1	x

DDR

Quarterly Financial Supplement

For the nine months ended September 30, 2013

Summary of Consolidated Debt

(In Millions)

		September 30, 2013	September 30, 2013		December 31, 2012
	September 30, 2013	DDR Pro Rata	DDR Pro Rata	December 31, 2012	DDR Pro Rata
Total Debt Outstanding	Aggregate	Share	Wtd. Avg. Interest	Aggregate	Share
Unsecured Credit Facilities	$42.9	$42.9	2.18%	$147.9	$147.9
Unsecured Term Loan	350.0	350.0	3.25%	350.0	350.0
Unsecured Public Debt	2,453.3	2,453.3	5.49%	2,147.1	2,147.1
Secured Term Loan	400.0	400.0	2.02%	400.0	400.0
Fixed Rate Mortgage Loans	1,237.2	1,227.3	5.00%	1,176.4	1,166.5
Variable Rate Mortgage Loans	97.1	87.4	1.81%	86.2	75.5

Subtotal	4,580.5	4,560.9	4.77%	4,307.6	4,287.0
Fair Market Value Adjustment	15.6	15.6	—	11.5	11.5

Total	$4,596.1	$4,576.5	4.77%	$4,319.1	$4,298.5

	Scheduled	Secured	Unsecured
	Principal	Debt	Debt	Aggregate	DDR Pro Rata	Weighted Avg.
Schedule of Maturities by Year (1)	Payments	Maturities	Maturities	Total	Share	Interest Rate
2013	$7.1	$—	$—	$7.1	$7.1	—
2014	27.2	326.3	—	353.5	353.5	4.32%
2015	28.1	172.9	503.0	704.0	694.3	3.63%
2016	24.4	0.2	240.0	264.6	264.6	9.59%
2017	25.0	14.4	350.0	389.4	389.4	6.58%
2018	20.0	502.6	425.1	947.7	947.7	3.70%
2019	13.7	169.3	300.0	483.0	483.0	4.19%
2020	5.5	280.2	300.0	585.7	585.7	6.11%
2021	4.1	54.7	—	58.8	58.8	5.60%
2022 and beyond	0.1	58.5	750.0	808.6	798.7	4.11%
Unsecured debt discount	—	—	(21.9)	(21.9)	(21.9)

Total	$155.2	$1,579.1	$2,846.2	$4,580.5	$4,560.9	4.77%

Percentage of Total Debt	September 30, 2013	December 31, 2012
Fixed	92.6%	89.9%
Variable	7.4%	10.1%
Recourse to DDR	72.4%	72.0%
Non-recourse to DDR	27.6%	28.0%

(1)	Assumes borrower extension options are exercised.

DDR

Quarterly Financial Supplement

For the nine months ended September 30, 2013

Summary of Joint Venture Debt

(In Millions)

			September 30, 2013		September 30, 2013		December 31, 2012
	September 30, 2013		DDR Pro Rata		DDR Pro Rata	December 31, 2012	DDR Pro Rata
Total Debt Outstanding	Aggregate		Share		Wtd. Avg. Interest	Aggregate	Share
Fixed Rate Mortgage Loans	$3,015.6		$488.5		5.57%	$3,094.9	$517.5
Variable Rate Mortgage Loans	1,201.7		203.0		7.89%	1,162.7	206.3

Subtotal	4,217.3	(1)(2)	691.5	(1)(2)	6.25%	4,257.6	723.8
Fair Market Value Adjustment	24.4		1.3		—	20.5	1.1

Total	$4,241.7		$692.8		6.25%	$4,278.1	$724.9

	Scheduled		Mortgage
	Principal		Loan		Aggregate	DDR Pro Rata	Weighted Avg.
Schedule of Maturities by Year (3)	Payments		Maturities		Total	Share	Interest Rate
2013	$4.9		$175.1		$180.0	$15.4	5.43%
2014	18.0		160.5		178.5	35.7	2.70%
2015	16.9		462.1		479.0	53.8	7.15%
2016	13.5		201.9		215.4	18.4	6.78%
2017	10.4		2,535.8		2,546.2	390.5	6.76%
2018	3.9		203.3		207.2	38.5	5.28%
2019	2.5		91.5		94.0	31.4	5.56%
2020	2.7		55.7		58.4	19.6	12.11%
2021	1.8		80.5		82.3	31.5	7.79%
2022 and beyond	0.7		175.6		176.3	56.7	5.41%

Total	$75.3		$4,142.0		$4,217.3	$691.5	6.25%

Percentage of Total Debt	September 30, 2013	December 31, 2012
Fixed	71.5%	72.7%
Variable	28.5%	27.3%
Recourse to DDR	0.0%	1.4%
Non-recourse to DDR	100.0%	98.6%

(1)	Includes approximately $155.0 million of non-recourse debt of which the Company’s proportionate share is $22.0 million associated with joint ventures for which the Company has written its investment down to zero and is receiving no allocation of income.
(2)	DDR funded a mezzanine loan to BRE DDR Retail Holdings I, which is collateralized by equity interests in seven shopping center assets. As this loan is recorded by DDR as part of its investment in the joint venture, DDR does not consider any proportionate ownership interest in the loan.
(3)	Assumes borrower extension options are exercised.

DDR

Quarterly Financial Supplement

For the nine months ended September 30, 2013

Consolidated Debt Detail

(In Millions)

	Loan		DDR	Final Maturity	Interest
	Balance		Pro Rata Share	Date (1)	Rate (2)
Senior Debt:
Unsecured Credit Facilities:
$750 Million Revolving Credit Facility	$42.9		$42.9	04/18	LIBOR + 140
$65 Million Revolving Credit Facility	—		—	04/18	LIBOR + 140
$50 Million Term Loan	50.0		50.0	01/17	LIBOR + 170
$300 Million Term Loan	300.0		300.0	01/19	LIBOR + 210
Secured Credit Facility:
$400 Million Term Loan	400.0		400.0	04/18	LIBOR + 155

Total Term and Credit Facility Debt	$792.9		$792.9
Public Debt:
Unsecured Notes	152.9		152.9	05/15	5.50
Convertible Notes	325.9	(3)	325.9	11/15	1.75
Unsecured Notes	239.5		239.5	03/16	9.63
Unsecured Notes	300.0		300.0	04/17	7.50
Unsecured Notes	298.7		298.7	04/18	4.75
Unsecured Notes	82.2		82.2	07/18	7.50
Unsecured Notes	298.2		298.2	09/20	7.88
Unsecured Notes	457.7		457.7	07/22	4.63
Unsecured Notes	298.3		298.3	05/23	3.38

Total Public Debt	$2,453.4		$2,453.4
Mortgage Debt:
Tucson Spectrum, Tucson, AZ	23.8		23.8	04/14	5.56
Abernathy Square, Atlanta, GA	11.6		11.6	10/14	4.23
Bermuda Square, Chester, VA	7.2		7.2	10/14	4.23
Brook Highland Plaza, Birmingham, AL	23.6		23.6	10/14	4.23
Chillicothe Place, Chillicothe, OH	4.1		4.1	10/14	4.23
Clearwater Collection, Clearwater, FL	6.8		6.8	10/14	4.23
Cross Pointe Center, Fayetteville, NC	9.5		9.5	10/14	4.23
Crossroads Center, Gulfport, MS	23.6		23.6	10/14	4.23
Deer Valley Towne Center, Phoenix, AZ	16.9		16.9	10/14	4.23
Delaware Consumer Square, Buffalo, NY	9.8		9.8	10/14	4.23
Downtown Short Pump, Richmond, VA	12.0		12.0	10/14	4.23
Hamilton Marketplace, Hamilton, NJ	39.8		39.8	10/14	4.23
Home Depot Center, Orland Park, IL	6.4		6.4	10/14	4.23
Kroger, Cincinnati, OH	2.5		2.5	10/14	4.23
Lexington Place, Lexington, SC	4.1		4.1	10/14	4.23
Loisdale Center, Springfield, VA	10.6		10.6	10/14	4.23
Marketplace at Delta Twp, Lansing, MI	6.4		6.4	10/14	4.23
Mooresville Consumer Sq., Mooresville, NC	17.4		17.4	10/14	4.23
North Pointe Plaza, North Charleston, SC	10.5		10.5	10/14	4.23
Overlook at Hamilton Place, Chattanooga, TN	9.4		9.4	10/14	4.23
Plaza at Sunset Hills, Sunset Hills, MO	26.8		26.8	10/14	4.23
Sam’s Club, Worcester, MA	5.2		5.2	10/14	4.23
The Commons, Salisbury, MD	8.4		8.4	10/14	4.23
Walmart Supercenter, Alliance, OH	6.9		6.9	10/14	4.23
Wando Crossing, Mount Pleasant, SC	11.5		11.5	10/14	4.23
Warner Robins Place, Warner Robins, GA	6.5		6.5	10/14	4.23
Wendover Village, Greensboro, NC	4.6		4.6	10/14	4.23
Windsor Court, Windsor, CT	7.0		7.0	10/14	4.23

DDR

Quarterly Financial Supplement

For the nine months ended September 30, 2013

Consolidated Debt Detail

(In Millions)

	Loan		DDR	Final Maturity	Interest
	Balance		Pro Rata Share	Date (1)	Rate (2)
Kyle Crossing, Kyle, TX	19.4		9.7	01/15	LIBOR + 275
Reno Riverside, Reno, NV	2.6	(4)	2.6	02/15	Prime + 170
Merriam Village, Merriam, KS	15.0		15.0	03/15	LIBOR + 200
Hamilton Commons, Mays Landing, NJ	3.7		3.7	09/15	4.70
Winter Garden Village, Orlando, FL	105.3		105.3	10/15	6.10
Cumming Town Center, Atlanta, GA	34.2		34.2	10/15	6.10
Tops Plaza, Lockport, NY	4.0		4.0	01/16	8.00
Freedom Plaza, Rome, NY	1.4		1.4	09/16	7.85
Walmart Supercenter, Winston-Salem, NC	4.8		4.8	08/17	6.00
Belgate Shopping Center, Charlotte, NC	14.1		14.1	09/17	LIBOR + 225
Thruway Plaza (Walmart), Cheektowaga, NY	2.2		2.2	10/17	6.78
Tops Plaza, Ithaca, NY	8.9		8.9	01/18	7.05
Walmart Supercenter, Greenville, SC	4.8		4.8	01/18	6.00
Johns Creek Town Center, Suwanee, GA	25.0		25.0	03/18	5.06
Southland Crossings, Boardman, OH	25.0		25.0	03/18	5.06
The Promenade at Brentwood, St. Louis, MO	31.8		31.8	03/18	5.06
DDR Headquarters, Beachwood, OH	30.3		30.3	03/18	LIBOR + 130
Mohawk Commons, Niskayuna, NY	12.4		12.4	12/18	5.75
Lowes, Hendersonville, TN	5.0		5.0	01/19	7.66
Nassau Park Pavilion, Princeton, NJ	57.0		57.0	02/19	3.40
Bandera Pointe, San Antonio, TX	24.8		24.8	02/19	3.40
Presidential Commons, Snellville, GA	21.2		21.2	02/19	3.40
Plaza Cayey, Cayey, PR	21.3		21.3	06/19	7.59
Plaza Fajardo, Fajardo, PR	25.6		25.6	06/19	7.59
Plaza Isabela, Isabela, PR	22.5		22.5	06/19	7.59
Plaza Walmart, Guayama, PR	12.0		12.0	06/19	7.59
Mariner Square, Spring Hill, FL	3.1		3.1	09/19	9.75
Northland Square, Cedar Rapids, IA	6.0		6.0	01/20	9.38
Plaza Rio Hondo, Bayamon, PR	125.7		125.7	01/20	3.95
Easton Marketplace, Columbus, OH	50.2		50.2	01/20	3.95
The Fountains, Plantation, FL	45.8		45.8	01/20	3.95
Perimeter Pointe, Atlanta, GA	43.3		43.3	01/20	3.95
Polaris Towne Center, Columbus, OH	44.4		44.4	04/20	6.76
West Valley Marketplace, Allentown, PA	11.4		11.4	07/21	6.95
Wrangleboro Consumer Sq. I & II, Mays Landing, NJ	62.5		62.5	10/21	5.41
Chapel Hills East, Colorado Springs, CO	9.0		9.0	12/21	5.24
Paradise Village Gateway, Phoenix, AZ	30.0		20.1	01/22	4.65
Macedonia Commons, Macedonia, OH	19.9		19.9	02/22	5.71
Gulfport Promenade, Gulfport, MS	15.7		15.7	12/37	SIFMA + 5

Total Mortgage Debt	$1,334.2		$1,314.6
Subtotal	$4,580.5		$4,560.9
Fair Market Value Adjustment - Assumed Debt	15.6		15.6

Total Consolidated Debt	$4,596.1		$4,576.5

DDR

Quarterly Financial Supplement

For the nine months ended September 30, 2013

Consolidated Debt Detail

(In Millions)

	Loan	DDR	Wtd. Avg.	Wtd. Avg.
	Balance	Pro Rata Share	Maturity	Interest Rate
Fixed Rate	$4,240.5	$4,230.6	5.0 years	5.00%
Variable Rate	340.0	330.3	5.2 years	1.81%

	$4,580.5	$4,560.9	5.0 years	4.77%

Cumulative Redeemable Preferred Shares	Outstanding Amount
Class H - 7.375%	$55.0
Class J - 6.500%	200.0
Class K - 6.250%	150.0

$405.0

Derivative Instruments
	Notional Amount	Underlying Debt Hedged	Rate Hedged	Fixed Rate	Termination Date
Interest Rate Swap	$100.0	Secured Term Loan	1 mo. LIBOR	1.01%	June 28, 2014
Interest Rate Swap	$50.0	Unsecured Term Loan	1 mo. LIBOR	0.56%	June 1, 2015
Interest Rate Swap	$100.0	Secured Term Loan	1 mo. LIBOR	0.53%	July 1, 2015
Interest Rate Swap	$81.8	Mortgage Portfolio	1 mo. LIBOR	2.81%	September 1, 2017
Interest Rate Swap	$100.0	Unsecured Term Loan	1 mo. LIBOR	0.88%	January 2, 2018
Interest Rate Swap	$200.0	Unsecured Term Loan	1 mo. LIBOR	1.54%	February 1, 2019

(1)	Assumes borrower extension options are exercised.
(2)	Interest rate figures reflect coupon rates of interest and do not include discounts or premiums. Annualized deferred finance cost amortization of approximately $12.0 million is partially offset by approximately $3.3 million of fair market value adjustments.
(3)	The convertible notes may be net settled with DDR’s common stock once the stock price rises above 125% of $15.44 per share at September 30, 2013. The conversion price is subject to future adjustments resulting from changes in the quarterly dividend per share. The principal balance on these notes is to be settled in cash. Included in this amount is a $24.1 million reduction as compared to the face value of the convertible notes as required by accounting standards due to the initial value of the equity conversion feature.
(4)	Reno Riverside has an interest rate floor of 5.95%.

DDR

Quarterly Financial Supplement

For the nine months ended September 30, 2013

Joint Venture Debt Detail

(In Millions)

	Loan		DDR	Final Maturity	Interest
	Balance		Pro Rata Share	Date (1)	Rate
BRE DDR Retail Holdings I
BRE DDR Venice Holdings LLC (7 Assets)	$75.0		$3.8	12/13	LIBOR + 325
BRE DDR Homart Holdings LLC (4 Assets)	261.7		13.1	09/15	6.40
BRE DDR Bison Holdings LLC (12 Assets)	111.2		5.6	04/16	5.25
BRE DDR Retail Mezz 2 LLC (15 Assets)	320.0	(2)	16.0	07/17	LIBOR + 398
BRE DDR Longhorn II Holdings LLC (5 Assets)	136.2		6.8	10/17	5.01
BRE DDR Longhorn II Holdings LLC (5 Assets)	31.7	(3)	—	10/17	10.00

Total BRE DDR Retail Holdings I	$935.8		$45.3
BRE DDR Retail Holdings II
Silver Spring Square, Mechanicsburg, PA	38.0		1.9	10/15	6.35
Sycamore Crossing, Cincinnati, OH	64.6		3.2	12/16	5.81
Falcon Ridge Town Center, Fontana, CA	43.5		2.2	01/17	5.68
Vista Village, Vista, CA	33.2		1.7	04/17	5.71
Falcon Ridge Town Center, Fontana, CA	15.1		0.8	01/18	5.91
Fortuna Center, Dumfries, VA	12.1		0.6	02/18	6.18
Orchards Market, Vancouver, WA	21.6		1.1	09/18	LIBOR + 220
Indian Springs Market Center, Hamilton, OH	6.4		0.3	09/18	LIBOR + 220

Total BRE DDR Retail Holdings II	$234.5		$11.8
DDR Domestic Retail Fund I
Village Center, Racine, WI	11.5		2.3	04/15	4.21
Paradise Promenade, Davie, FL	5.9		1.2	04/15	4.21
West Falls Plaza, West Patterson, NJ	11.1		2.2	04/15	4.21
DDR Domestic Retail Fund I (52 assets)	883.8		176.8	07/17	5.60
Heather Island, Ocala, FL	4.6		0.9	02/18	3.56
Hilliard Rome, Columbus, OH	12.2		2.4	02/18	3.56

Total DDR Domestic Retail Fund I	$929.1		$185.8
DDRTC Core Retail Fund, LLC
DDRTC Holdings Pool 1, LLC (9 assets)	350.2		52.5	03/17	5.45
DDRTC Holdings Pool 5, LLC (12 assets)	214.5		32.2	05/17	LIBOR + 275
DDRTC Holdings Pool 3, LLC (10 assets)	348.2		52.3	06/17	4.63
Willoughby Hills Shop Ctr, Willoughby Hills, OH	8.2		1.2	07/18	6.98

Total DDRTC Core Retail Fund LLC	$921.1		$138.2
Sonae Sierra Brasil BV Sarl
Shopping Plaza Sul	16.9		5.6	06/15	CDI
Sonae Sierra Brasil Limitadas, Brazil	4.5		1.5	10/15	CDI + 285
Patio Boavista, Brazil	7.1		2.3	10/16	CDI + 330
Debentures	42.7		14.2	02/17	CDI + 96
Shopping Metropole, Brazil	20.3		6.8	09/18	TR + 1030
Debentures	91.5		30.5	02/19	IPCA + 625
Manaura Shopping, Brazil	55.7		18.6	12/20	10.00
Patio Goiania, Brazil	75.4		25.1	06/23	TR + 970
Patio Londrina, Brazil	51.0		17.0	02/26	TR + 970
Patio Uberlandia, Brazil	34.5		11.5	10/25	TR + 970

Total Sonae Sierra Brasil BV Sarl	$399.6		$133.1

DDR

Quarterly Financial Supplement

For the nine months ended September 30, 2013

Joint Venture Debt Detail

(In Millions)

	Loan		DDR	Final Maturity	Interest
	Balance		Pro Rata Share	Date (1)	Rate
Coventry II
Bloomfield Park, Bloomfield Hills, MI	39.8	(4)	—	12/08	Prime + 300
Marley Creek Square, Orland Park, IL	10.5	(4)	1.1	12/12	LIBOR + 125
Coventry II DDR SM (12 assets)	17.1	(4)	3.4	06/13	LIBOR + 350
Coventry II DDR SM (12 assets)	32.7	(4)	6.5	09/13	LIBOR + 525
Totem Lake Mall, Kirkland, WA	27.5	(4)	5.5	06/15	LIBOR + 650
Buena Park, Buena Park, CA	73.0	(2)	14.6	06/15	LIBOR + 625
Westover Marketplace, San Antonio, TX	19.7	(2)	3.9	02/16	LIBOR + 450
Coventry II DDR SM (7 assets)	27.4	(4)	5.5	09/16	6.75
Christown Spectrum Mall, Phoenix, AZ	66.2		13.2	04/18	4.80
Fairplain Plaza, Benton Harbor, MI	18.7		3.7	05/23	4.85

Total Coventry II	$332.6		$57.4
DDR SAU Retail Fund, LLC
DDR SAU Retail Fund (18 assets)	108.4		21.7	09/17	4.74
DDR SAU Retail Fund (9 assets)	72.3		14.5	04/18	4.65

Total DDR SAU Retail Fund LLC	$180.7		$36.2
DDR Markaz II (13 assets)	140.6		28.1	11/14	7.15
Lennox Town Center Limited, Columbus, OH	1.0		0.5	07/17	6.44
Lennox Town Center Limited, Columbus, OH	26.0		13.0	07/17	5.64
RO & SW Realty LLC (9 assets)	20.6		5.2	10/20	5.25
Sun Center Limited, Columbus, OH	22.9		18.2	05/21	5.99
RVIP IIIB, Deer Park, IL	72.8		18.7	09/21	4.84

Total	$283.9		$83.7
Subtotal	$4,217.3		$691.5
Fair Market Value Adjustment - Assumed Debt	24.4		1.3

Total Joint Venture Debt	$4,241.7		$692.8

				Wtd. Avg.	Wtd. Avg.
				Maturity	Interest Rate
Total Joint Venture Debt:
Fixed Rate	$3,015.6		$488.5	4.0 years	5.57%
Variable Rate	1,201.7		203.0	5.3 years	7.89%

	$4,217.3		$691.5	4.4 years	6.25%

Derivative Instruments
	Notional Amount	Underlying Debt Hedged	Rate Hedged	Capped Rate	Termination Date
Interest Rate Cap	$65.0	Coventry II Christown Spectrum Mall	1 mo. LIBOR	2.85%	November 22, 2013
Interest Rate Cap	$22.6	151 Westover LLC	1 mo. LIBOR	4.50%	January 1, 2015
Interest Rate Cap	$320.0	BRE DDR Retail Mezz II LLC	1 mo. LIBOR	4.00%	July 1, 2015

(1)	Assumes borrower extension options are exercised.
(2)	The following loans have floor interest rates:

Loan	Floor
BRE DDR Retail Mezz 2 LLC	1 month LIBOR of 0.50%
Buena Park, Buena, CA	1 month LIBOR of 0.75%
Westover Marketplace, San Antonio, TX	1 month LIBOR of 2.00%

(3)	DDR funded a mezzanine loan to BRE DDR Retail Holdings I, which is collateralized by equity interests in seven shopping center assets. As this loan is recorded by DDR as part of its investment in the joint venture, DDR does not consider any proportionate ownership interest in the loan.
(4)	Includes approximately $155.0 million of non-recourse debt of which the Company’s proportionate share is $22.0 million associated with joint ventures for which the Company has written its investment down to zero and is receiving no allocation of income.

DDR

Quarterly Financial Supplement

Corporate Headquarters	Investor Relations
DDR Corp.	Samir Khanal
3300 Enterprise Parkway	Toll Free: (877) 225-5337
Beachwood, Ohio 44122	Main: (216) 755-5500
Website: www.ddr.com	Email: skhanal@ddr.com

Equity Research Coverage
BofA Merrill Lynch	Craig Schmidt	craig.schmidt@baml.com	(646) 855-3640
	Katharine Hutchins	katharine.hutchins@baml.com	(646) 855-1681

Capital One	Chris Lucas	christopher.lucas@capitalone.com	(571) 633-8151

Citigroup	Michael Bilerman	michael.bilerman@citi.com	(212) 816-1383

Cowen & Company	Jim Sullivan	james.sullivan@cowen.com	(646) 562-1380

Deutsche Bank	Vincent Chao	vincent.chao@db.com	(212) 250-6799

DISCERN, Inc.	Dave Wigginton	dwigginton@discern.com	(646) 863-4177

Goldman Sachs	Andrew Rosivach	andrew.rosivach@gs.com	(212) 902-2796

Green Street Advisors	Cedrik Lachance	clachance@greenstreetadvisors.com	(949) 640-8780
	Jason White	jwhite@greenstreetadvisors.com	(949) 640-8780

Hilliard Lyons	Carol Kemple	ckemple@hilliard.com	(502) 588-1839

ISI Group	Steve Sakwa	ssakwa@isigrp.com	(212) 446-9462
	Samit Parikh	sparikh@isigrp.com	(212) 888-3796

Janney Montgomery Scott LLC	Mike Gorman	mgorman@janney.com	(215) 665-6224

Jefferies and Company	Tayo Okusanya	tokusanya@jefferies.com	(212) 336-7076

J.P. Morgan	Michael Mueller	michael.w.mueller@jpmorgan.com	(212) 622-6689

KeyBanc Capital Markets	Jordan Sadler	jsadler@keybanccm.com	(917) 368-2280
	Todd Thomas	tthomas@keybanccm.com	(917) 368-2286

Morgan Stanley	Haendel St. Juste	haendel.stjuste@morganstanley.com	(212) 761-0071

RBC Capital Markets	Rich Moore	rich.moore@rbccm.com	(440) 715-2646

Robert W. Baird & Co.	Jonathan Pong	jpong@rwbaird.com	(203) 425-2740

Sandler O’Neill	Alex Goldfarb	agoldfarb@sandleroneill.com	(212) 466-7937
	Andrew Schaffer	aschaffer@sandleroneill.com	(212) 466-8062

SunTrust Robinson Humphrey	Ki Bin Kim	kibin.kim@suntrust.com	(212) 303-4124

UBS	Ross Nussbaum	ross.nussbaum@ubs.com	(212) 713-2484

Wells Fargo	Jeff Donnelly	jeff.donnelly@wellsfargo.com	(617) 603-4262
	Tamara Fique	tamara.fique@wellsfargo.com	(443) 263-6568

Fixed Income Research Coverage

Barclays	Danish Agboatwala	danish.agboatwala@barclays.com	(212) 412-2573

Citigroup	Tom Cook	thomas.n.cook@citigroup.com	(212) 723-1112

J.P. Morgan	Mark Streeter	mark.streeter@jpmorgan.com	(212) 834-5086

Wells Fargo	Thierry Perrein	thierry.perrein@wachovia.com	(704) 715-8455